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                                                                     EXHIBIT 4.5


       PROFIT-SHARING RETIREMENT PLAN OF KASH 'N' KARRY FOOD STORES, INC.
           (AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 20, 1998)

                  THIS AMENDMENT AND RESTATEMENT is adopted effective as of the 20th day of December, 1998 by KASH 'N' KARRY FOOD STORES, INC., a North Carolina corporation (referred to herein as the "Company").

                                   WITNESSETH:

                  WHEREAS, the Company adopted, effective as of December 12, 1988, the Kash 'n' Karry Retirement Estates (the "Plan") and Trust Agreement (the "Trust"); and

                  WHEREAS, the Plan has been restated and amended from time to time in accordance with the power of amendment therein contained; and

                  WHEREAS, the Company desires to amend and restate the Plan for recent changes in the law affecting the Plan, and to provide the cessation of 401(k), matching and voluntary after-tax contributions;

                  NOW, THEREFORE, the Plan is restated effective as of December 20, 1998 as follows:



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                                    ARTICLE I
                                   DEFINITIONS

                  The following words and phrases when used herein shall have the meaning set forth below unless a different meaning is plainly required by the context:

                  1.1 Account - The account which includes the following sub-accounts:

                  (a) Before-Tax Account - An account created to hold Before-Tax Contributions.

                  (b) After-Tax Account - An account created to hold After-Tax Contributions.

                  (c) Rollover Account - The account maintained for a Participant to record Rollover Contributions.

                  (d) Matching Account - An account created to hold Matching Contributions.

                  (e) Employer Contribution Account - The account maintained for a Participant to record his share of the Employer Contributions (contributions made with respect to the Plan Year beginning on or after December 20, 1998) to the Plan.

                  (f) Profit-Sharing Account - The account maintained for a Participant to record his share of Profit-Sharing Contributions (contributions made with respect to all Plan Years beginning before December 20, 1998) to the Plan.

                  1.2 ACP or Average Contribution Percentage - The percentage calculated in accordance with Section 7.1.

                  1.3 Administrative Committee or Committee - The body, which, if appointed by the Company, shall be the plan administrator and shall have the responsibility of the administrative management of the Plan, as provided in
Article XII. In each instance where the Plan shall refer to the Committee, the reference shall mean the Company for any period during which the Company has not appointed a Committee.

                  1.4 ADP or Average Deferral Percentage - The percentage calculated in accordance with Section 7.1.

                  1.5 Affiliated Employer - The Employer and any other company which is a member of a controlled group of corporations that includes the Employer within the meaning of section 414(b) of the Code, or related Employers under common control within the meaning of section 414(c) of the Code, or related employers which constitute an affiliated service group under section 414(m) of the Code, or employers related through the leasing of employees under section 414(n) of the Code, or any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

                  1.6 Annual Compensation - A Participant's compensation for the Plan Year, including wages, salary, overtime pay, bonuses, commissions of all kinds, and lump sum



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amounts paid for accrued unused vacation, but excluding indirect payments such as non-taxable amounts paid to an Employee as an allowance or reimbursement for travel expenses, amounts paid or reimbursed by the Company for the Employee's moving expenses, payments of deferred compensation, income from the exercise of stock options, the value of job perquisites treated as income to the Employee, contributions to this or any other profit sharing plan or pension plan, welfare plans, group insurance plans, and any other payments or benefits not customarily regarded by the Employer as being current remuneration for services except contributions paid in cash to certain highly compensated participants in excess of the limits under Code section 415. As permitted under the Code, "Annual Compensation" shall also include salary reduction contributions made by the Employer on behalf of the Employee under Code sections 125, 402(a)(8), 402(h) or 403(b); provided, however, that, for Plan Years beginning on or after January 1, 1994, Annual Compensation shall not include any amount in excess of $150,000, as adjusted pursuant to section 401(a)(17) of the Code. For the Plan Year that begins on the Effective Date, Annual Compensation in excess of $200,000, as adjusted pursuant to section 401(a)(17) of the Code, shall not be included. For purposes of determining a Participant's Annual Compensation, the "family aggregation" rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendant of the Participant who has not attained age 19 before the close of the Plan Year; provided, however, that commencing with the Plan Year that begins in 1997, the family aggregation rules shall no longer be in effect in determining a Participant's Annual Compensation.

                  1.7 Authorized Leaves of Absence - Any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Employee returns to Employment within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence, provided that the Employee returns to Employment with the Employer within the period during which his right to Reemployment is preserved by law.

                  1.8 Beneficiary - Any person or persons (natural or otherwise) that a Participant designates in accordance with Article VI to receive benefits payable in the event of the death of the Participant, or in the absence of any such designated person, such other person determined to be a beneficiary under
Article X hereof.

                  1.9 Board - The Board of Directors of the Company.

                  1.10 Break in Service - A Plan Year in which the subject individual completes no more than 500 Hours of Service, but not including a Plan Year the last day of which the individual is on an Authorized Leave of Absence.

                  1.11 Code - The Internal Revenue Code of 1986, as amended from time to time. All references herein to the Code shall be deemed to refer to the Internal Revenue Code of 1986, and the regulations established pursuant thereto, as they now exist or as they may hereafter be amended or modified. Any reference to a specific section or subsection of the Code shall be deemed to refer to such section or subsection and the regulations established thereto, as they now exist or as they may hereafter be amended.



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                  1.12 Company - Kash 'n' Karry Food Stores, Inc., a Delaware
corporation, and a wholly-owned subsidiary of Food Lion, Inc.

                  1.13 Company Stock - The class A common stock of Food Lion, Inc., par value $.50 per share, and any securities substituted for such stock by way of recapitalization, reorganization, merger or consolidation.

                  1.14 Contribution - An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts as specific types of contribution include:

                  (a) Before-Tax Contribution - An amount contributed with respect to Plan Years that commenced prior to December 20, 1998 on a pre-tax basis in conjunction with a Participant's Code section 401(k) salary deferral election.

                  (b) After-Tax Contribution - An amount contributed with respect to Plan Years that commenced prior to December 20, 1998 by a Participant on an after-tax basis.

                  (c) Matching Contribution - An amount contributed with respect to Plan Years that commenced prior to December 20, 1998 by the Employer based upon the amount contributed by the eligible Participant.

                  (d) Employer Contribution - An amount contributed with respect to Plan Years commencing on or after December 20, 1998 pursuant to Section 3.1

                  (e) Rollover Contribution - An amount transferred to the Plan on behalf of the Participant from another qualified retirement plan (within the meaning of section 401(a) of the Code), or from an individual retirement account (within the meaning of section 408 of the Code) which contained only amounts rolled into such account from a qualified retirement plan.

                  (f) Profit-Sharing Contribution - An amount contributed with respect to Plan Years that commenced prior to December 20, 1998 by the Employer on an eligible Participant's behalf and allocated on an equal dollar amount basis to the Participant's Profit-Sharing Account.

                  1.15 Contribution Dollar Limit - The annual limit placed on each Participant's Before-Tax Contributions, which shall be $7,000 per calendar year (as indexed for the cost of living pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Before-Tax Contributions shall include (i) any Employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) or 402(h)(1)(B) (determined without regard to Code section 402(g)), and (ii) any Employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)).

                  1.16 Effective Date - The date upon which this amendment and restatement of Plan is effective, namely December 20, 1998.



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                  1.17 Employee - Any person who is an employee (such term
having its customary meaning) of the Employer receiving remuneration for personal services rendered to the Employer (other than as an independent contractor), or who is on an Authorized Leave of Absence, or who is a leased employee within the meaning of section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than 20% of the Employer's non-highly compensated work force within the meaning of section 414(n)(5)(C)(ii) of the Code, the term Employee shall not include those leased employees covered by a plan described in section 414(n)(5)(B) of the Code. Leased employees shall not be eligible to participate in this Plan.

                  1.18 Employer - Kash 'n' Karry Food Stores, Inc. and every business enterprise which is authorized by the Board to adopt this Plan and which duly adopts this Plan, for the exclusive benefit of its eligible employees (and their beneficiaries), in accordance with the provisions hereof.

                  1.19 Employment - Service as an Employee of the Employer or any Affiliated Employer. The term "Reemployment" shall mean Employment following a Break in Service. The terms "Employed" and "Reemployed" shall be used in the same sense as the terms Employment and Reemployment, respectively.

                  1.20 Entry Date - The first day of each Plan Year.

                  1.21 ERISA - Public Law 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  1.22 Fiduciaries - The named fiduciaries who shall be the Employers who adopt the Plan, the Committee and the Trustee, and any other parties designated as fiduciaries by such named fiduciaries in accordance with the powers herein provided, but only with respect to the specific responsibilities of each for Plan and Trust administration as set forth herein and in the Trust Agreement.

                  1.23 Forfeiture - The portion of the Participant's Matching, Profit-Sharing and Employer Contribution Accounts in which he is not vested at the time of his termination of Employment and which shall be handled in accordance with Section 5.4.

                  1.24 HCE or Highly Compensated Employee - An Employee described as a Highly Compensated Employee in Section 7.1.

                  1.25 Hour of Service - Each Employee shall be credited with an Hour of Service as follows:

                  (1) Each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

                  (2) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity



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(including disability), jury duty, military duty or leave of absence, provided, however, that under this paragraph (2):

                  (i) No more than 500 Hours of Service shall be credited for any single continuous period (whether or not such period occurs in a single computation period) during which the Employee performs no duties;

                  (ii) No hours shall be credited if such payment is made or due under a plan maintained by the Employer solely for purposes of complying with applicable worker's compensation, unemployment insurance or disability insurance laws; and

                  (iii) No hours shall be credited for a payment which reimburses an Employee for medical or medically related expenses incurred by the Employee; and

                  (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period to which the award or agreement pertains rather than the period in which the award, agreement, or payment is made. The same Hours of Service shall not be credited under paragraphs (1) or (2), as the case may be, and this paragraph (3). Crediting of hours for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations of that paragraph.

                  (4) An Employee for whom the Employer or Affiliated Employer maintains records of hours of which payment for the performance of duties is made shall be credited with Hours of Service on the basis of such records. Any other Employee shall be credited with Hours of Service on the basis of forty-five hours for each week he is paid or entitled to payment for the performance of duties for any part of such week. The provisions of this Section
1.25 shall apply in accordance with Department of Labor Regulations section 2530.200b-2(b), (c) and (f) which are incorporated herein by reference.

                  (5) For purposes of determining whether a Break in Service has occurred for participation and vesting purposes, Hours of Service shall also include hours for maternity or paternity absences in accordance with Section
2.2. During such absence, the Employee shall receive credit for Hours of Service equal to the number of hours that normally would have been credited during the absence, or if unknown, then eight hours per day of absence, provided that the credit for Hours of Service on account of pregnancy or placement of a child with the Employee by adoption shall not exceed 501 Hours of Service for each absence. Hours of Service on account of pregnancy or adoption shall only be required to be credited if in the Plan Year in which the maternity or paternity absence begins, crediting of such hours is necessary to prevent a Break in Service in that Plan Year; otherwise, such hours shall be credited in the following Plan Year.

                  1.26 NHCE or Non-Highly Compensated Employee - An Employee described as a Non-Highly Compensated Employee in Section 7.1.

                  1.27 Normal Retirement Age and Normal Retirement Date - The Normal Retirement Age shall be the date a Participant attains age sixty (60). The Normal Retirement



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Date shall be the first day of the month coincident with or next following the attainment of his Normal Retirement Age. A Participant shall be fully vested in his Matching, Profit-Sharing and Employer Contribution Accounts upon attaining his Normal Retirement Age.

                  1.28 Participant - Any Employee who has qualified under the terms of the Plan for participation therein and who remains so qualified; provided, that an Employee who has made a Rollover Contribution to the Plan pursuant to Section 3.8 shall be deemed to be a Participant solely with respect to the terms of the Plan that apply to the Employee's Rollover Account, and such Employee shall not otherwise be deemed to be a Participant until the Employee has qualified under the terms of Article II of the Plan.

                  1.29 Permanent and Total Disability - The loss or loss of use of a member or bodily function or any other physical or mental condition which, in the judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, presumably permanently prevents an Employee from performing his regular duties with the Employer or any other duties the Employer may assign him, by reason of a medically determined physical or mental impairment which can be expected to result in death or be of long continuous and indefinite duration. In the event the Committee finds that a Permanent and Total Disability does not exist, then it shall by certified mail so notify the Participant who shall have the rights set forth in the claims procedure in
Section 11.3.

                  1.30 Plan - The profit sharing plan as set forth herein, as amended and/or restated from time to time. The Plan shall be known as the Profit-Sharing Retirement Plan of Kash 'n' Karry Food Stores, Inc..

                  1.31 Plan Administrator - The Committee or, in the absence of a committee, the Company.

                  1.32 Plan Year - The annual payroll accounting period established each year by the Company for purposes of reporting the annual compensation of Employees on Treasury Form W-2.

                  1.33 Secretary - The Secretary of the Treasury.

                  1.34 Service - A Participant's period of Employment with the Employer and any Affiliated Employer.

                  1.35 Spousal Consent - The written consent given by a spouse to a Participant's Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's designation and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.



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                  1.36 Subsidiary - A company which is 50% or more owned,
directly or indirectly, by the Company.

                  1.37 Trust (or Trust Fund) - The fund maintained under the Plan in accordance with the terms of the trust agreement, as amended from time to time, which constitutes a part of the Plan.

                  1.38 Trust Agreement - The agreement between the Employer and the Trustee which establishes the Trust and provides for the administration of the Trust.

                  1.39 Trustee(s) - The trustee of the Plan, on the Effective Date, is INVESCO Trust Company. The term Trustee shall also mean any successor Trustee(s) designated in the manner provided in the Trust Agreement and accepting such Trust as provided therein.

                  1.40 Valuation Date - Any periodic and regularly scheduled date for valuation of the assets of the Trust Fund and of the respective Accounts of Participants. The particular Valuation Dates will be established and may be revised, from time to time, by mutual consent of the Employer and the Trustee. The Annual Valuation Date shall be the last day of each Plan Year.

                  1.41 Vested Interest - The value of a Participant's interest in his Account that is or has become nonforfeitable under the Plan and will be paid to the Participant or his Beneficiary in accordance with the terms hereof. Because of fluctuations in asset value, contribution and Forfeiture allocations, and other changes in the value of a Participant's Account, the dollar value of a Participant's Vested Interest is not fixed until it is actually paid under the provisions hereof.

                  1.42 Year of Service - The applicable 12-month period during which the Employee completes at least 1,000 Hours of Service. Year of Service and Hour of Service shall include Service with any Employer or Affiliated Employer, and Years of Service credited under the Plan prior to the Effective Date of this amendment and restatement of the Plan.

                  1.43 Gender and Number - The masculine gender wherever used herein shall be deemed to include the feminine. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply, and vice versa.



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                                   ARTICLE II
                            PARTICIPATION AND SERVICE

                  2.1 Eligibility for Participation -

                  (a) Each Employee of the Employer shall be eligible to participate in the Plan except that the following Employees shall not be eligible to participate:

                           (i) An Employee included in a unit of Employees
covered by a bona fide collective bargaining agreement with the Employer that does not specifically provide for coverage of such Employee under this Plan; provided that retirement benefits were the subject of good faith bargaining between the Employer and Employee representatives;

                           (ii) An Employee who is a non-resident alien and
receives no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer constituting income from sources within the United States (within the meaning of section 861(a)(3) of the Code);

                           (iii) An individual who is deemed to be an Employee
because he is a leased employee;

                           (iv) An Employee who is employed by an Affiliated
Employer which is not an adopting employer of the Plan;

                           (v) An individual who has signed an employment
agreement, independent contractor agreement, or other personal services contract with the Employer stating that he or she is not eligible to participate in the Plan; and

                           (vi) An individual during the period when he or she
is not designated as an "employee" in the Employer's employment records. Individuals excluded from being eligible Employees by this provision shall include, but not be limited to, individuals who are engaged by the Employer to perform services for the Employer in a relationship that the Employer characterizes as other than an employment relationship. For example, individuals engaged to perform services in a relationship which the Employer characterizes as that of an "independent contractor" with respect to the Employer shall not be eligible Employees. Likewise, individuals whose services the Employer leases from a third party shall not be eligible Employees. Individuals described in this provision shall not be eligible Employees during that period, even if a determination is made by the Internal Revenue Service, the United States Department of Labor, another governmental agency, a court or other tribunal that the individual is an "employee" of the Employer during that period, for purposes of pertinent sections of the Code or for any other purpose. An individual who has not been an eligible Employee on account of this provision shall become an eligible Employee effective on the date as of which the Employer characterizes the individual as an "employee" in the Employer's employment records, if, on that date, the individual also meets the other requirements of this Article II.



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                  (b) Any Employee of the Employer who was a Participant in the
Plan on the date immediately preceding the Effective Date shall automatically be a Participant in the Plan. Any other Employee of the Employer shall become a Participant as of the Entry Date which falls within the first computation period during which he completes a Year of Service. For purposes of eligibility for Plan participation, a Year of Service shall mean the first twelve-month period during which an Employee has at least 1,000 Hours of Service. The computation period initially to be taken into account for purposes of eligibility shall be the twelve-month period commencing with the date of the Employee's Employment, whether such Employment commenced prior or subsequent to the Effective Date. In the event that the Employee fails to have at least 1,000 Hours of Service during this initial computation period, the eligibility computation period shall be the first Plan Year commencing after the date of Employment and, if necessary, succeeding Plan Years.

                  (c) A Participant's continued eligibility to participate under the Plan shall be determined on a Plan Year basis. A Participant shall remain a Participant until his Employment terminates or he incurs a Break in Service, whichever first occurs. Upon the occurrence of either such event, his participation shall cease.

                  2.2 Effect of Break in Service on Participation and Vesting -

                  (a) If an Employee has a Break in Service, and if he had not previously satisfied the eligibility requirements of Section 2.1, then he must satisfy the eligibility requirements of Section 2.1 as if he were a new Employee whose Employment commenced on the first date that he completes an Hour of Service after his Break in Service.

                  (b) In the case of an Employee who was a Participant in the Plan when he incurred a Break in Service, he will again be considered a Participant on the first date on which he completes an Hour of Service after the Break in Service.

                  (c) In the case of an Employee who, at the time of a Break in Service, does not have any Vested Interest in his Employer Contribution Account, his Years of Service prior to any period of consecutive one (1) year Breaks in Service shall not be taken into account for purposes of eligibility and determining his Vested Interest in Employer contributions after a Break in Service if the number of consecutive one (1) year Breaks in Service within such period equals or exceeds five (5) years.

                  (d) In the case of an Employee who, at the time of a Break in Service, has a Vested Interest in his Employer Contribution Account, his Years of Service before such Break in Service shall be counted for purposes of eligibility and determining his Vested Interest in Employer contributions after his Break in Service.

                  (e) A Participant (whether or not he had a Vested Interest in his Employer Contribution Account at the time of his Break in Service) who returns to Employment with the Employer after a Break in Service shall not have his Years of Service after the Break in Service counted to determine his Vested Interest in his Employer Contribution Account at the time he



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incurred a Break in Service if the number of consecutive years constituting the
Break in Service equals or exceeds five (5) years at the time of his Reemployment.

                  (f) The Plan Year shall be the computation period for purposes of determining whether a Break in Service has occurred. The first Plan Year computation period for this purpose shall be, in the case of Employees who were Participants on the Effective Date, the Plan Year commencing on said date, and shall be, in the case of Employees who thereafter become Participants, the Plan Year which includes the last day of the computation period during which the Participant satisfies the requirements for participation as set forth in Section
2.1 above.

                  (g) Maternity or Paternity Leave - In the case of an Employee who is absent from the employ of the Employer on account of (i) the Employee's pregnancy, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of the child by the Employee or (iv) an absence due to the need for caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following hours:

                           (i) the Hours of Service which otherwise would
normally have been credited to such Employee but for such absence; or

                           (ii) if the Hours of Service in (i) cannot be
determined, then eight (8) Hours of Service for each day of such absence;

provided that, such Hours of Service credited under this Section 2.2(g) shall not exceed 501 Hours of Service for each absence.

                  The Hours of Service credited under this Section 2.2(g) shall be credited in the Plan Year the absence begins only if an Employee would be prevented from incurring a Break in Service in such Plan Year. In any other case, such hours shall be credited in the immediately following Plan Year. The Employee shall not be entitled to receive credit for maternity or paternity leave under this Section 2.2(g) unless such Employee furnishes to the Plan Administrator within such reasonable time period as the Plan Administrator may establish evidence that the absence is on account of one of the four (4) reasons specified in the first paragraph of this Section 2.2(g) and evidence of the duration of such absence.

                  2.3 Inactive Account Status - In the event that any Participant (excluding an Employee whose Employment is terminated) completes more than 500 Hours of Service but less than 1,000 Hours of Service in any Plan Year of his participation, or if during a Plan Year a Participant has no more than 500 Hours of Service but is on an Authorized Leave of Absence, his Employer Contribution Account shall be placed on inactive status until he incurs a Break in Service or if on an Authorized Leave of Absence, until his Employment terminates. Such Participant shall not share in the Employer's contribution made pursuant to Section 4.1 or the allocations made pursuant to Section 5.3 for any such Plan Year, but he shall continue to receive allocations in accordance with
Section 5.2. In the event such Participant has 1,000 Hours of Service in a subsequent Plan Year, his Employer Contribution Account shall revert to active status for such Plan Year with full rights and privileges under this Plan restored.



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                  2.4 Transfers of Employment Among Employers - In computing
Service hereunder, the period of an Employee's Employment with any Affiliated Employer shall be counted for participation and vesting purposes, and a transfer of an Employee from the employ of one such member to the employ of another member shall not interrupt Employment. In the event any Participant during the course of any Plan Year is employed simultaneously by more than one Employer, he shall be entitled to an allocation under Section 5.3 hereof by taking into account his aggregate Annual Compensation from such Employer.





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                                  ARTICLE III
                            PARTICIPANT CONTRIBUTIONS

                  3.1 Before-Tax Contribution Election - Immediately preceding or anytime after meeting the eligibility requirements, an eligible Employee may elect to reduce his or her Annual Compensation by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Article 3, and have such amount contributed to the Plan by the Employer as a Before-Tax Contribution. The election shall be made in advance as a whole percentage of Annual Compensation on such form and with such advance notice as may be prescribed by the Plan Administrator. In no event shall an Employee's Before-Tax Contributions under the Plan and all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

                  3.2 After-Tax Contribution Election - Immediately preceding or anytime after meeting the eligibility requirements, an eligible Employee may elect to make After-Tax Contributions to the Plan in an amount which does not exceed the limits described in the Contribution Percentage Limits paragraph of this Article 3. The election shall be made in advance as a whole percentage of Annual Compensation on such form and with such advance notice as may be prescribed by the Plan Administrator.

                  3.3 Changes - A Participant who is an eligible Employee may change his or her Before-Tax and/or After-Tax Contribution election as of any month by giving the Plan Administrator such advance notice as it requires. The changed percentage shall become effective with the first payroll paid after receipt of the notice. Participants' Contribution election percentages shall automatically apply to Annual Compensation increases or decreases.

                  3.4 Stopping Contribution - A Participant may revoke his or her Contribution election at any time by giving notice to the Administrator according to such procedures as to the Administrator shall from time-to-time establish, and such election shall be effective as soon as administratively feasible after notice is received by the Administrator. A Participant may contribute again by making a new Contribution election at the same time and in the same manner in which a Participant may change his or her election.

                  3.5 Contribution Percentage Limits - The Plan Administrator may establish (and subsequently change) the maximum Before-Tax and After-Tax Contribution percentages, and/or a maximum combined Before-Tax and After-Tax Contribution percentage prospectively or retrospectively (for the current Plan
Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary. As of the Effective Date, the maximum Contribution percentages are:

                                                  Highly
            Contribution                        Compensated                         All Other
                Type                             Employees                        Participants
            ------------                        -----------                       ------------

             Before-Tax                             15%                                15%
              After-Tax                             15%                                15%
             Sum of Both                            15%                                15%

Irrespective of the limits that may be established by the Plan Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

                  3.6 Refunds When Contribution Dollar Limit Exceeded - A Participant who makes Before-Tax Contributions for a calendar year to this and any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or less, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. However, for Plan Years ending before December 31, 1993, refunds shall include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

                  3.7 No Future Participant Contributions - Effective with respect to Plan Years commencing on or after December 20, 1998, Participants may no longer make Before-Tax and After-Tax Contributions to the Plan.

                  3.8 Rollovers - An Employee who receives a distribution of his entire interest from another retirement plan that is qualified under section 401(a) of the Code on the date of distribution may, with the written consent of the Plan Administrator and in accordance with procedures adopted by the Plan Administrator, transfer all or a part of such distribution to the Trustee under the Plan. The amount so transferred may only include cash. In applying the provisions of this Section 3.8, the following provisions shall apply:

                  3.8.1 Employees Eligible: An Employee shall be eligible to roll an amount into the Plan pursuant to this Section 3.8 only if the Employee is otherwise eligible to participate in the Plan under Section 2.1(a) (without regard to the service conditions contained in Section 2.1(b)). If an Employee who makes such a transfer has not completed the service requirements of Section 2.1(b), his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

                  3.8.2 Timing: the transfer to the Trustee must occur on or before 60 days following receipt by the Employee of such distribution. If such distribution was previously deposited in an individual retirement account or individual retirement annuity as defined in section 408 of the Code, the transfer must occur on or before 60 days following receipt by the Employee of all or any portion of the balance to his credit under such individual retirement account or individual retirement annuity.

                  3.8.3 Distributions Eligible for Rollover: The distribution made to the Participant must be an "Eligible Rollover Distribution" as defined in Section 6.13(iii) of the Plan. The amount transferred to the Trustee shall be limited to the maximum rollover amount as provided in section 402(c)(2) of the Code.

                  3.8.4 Accounting: The amount transferred to the Trustee shall be credited to the Participant's Rollover Account. The assets in the Rollover Account shall be administered by the Trustee in the same manner as other trust assets. The other provisions of this Plan notwithstanding, however, no part of the Participant's Rollover Account may, within the meaning of any state or federal securities law, be invested or deemed invested, whether at the direction of the Participant or any other person, in stock or securities issued by the Employer or any of its affiliates.

                  3.8.5 Distributions: There shall be no withdrawals of any portion of any Rollover Account by any Participant until such time as he is otherwise eligible to receive the amount credited to his Employer Contribution Account under this Plan (or would have been eligible, had he been vested in any part of his Employer Contribution Account); provided, however, that in the event of the termination of a Participant's Employment with the Employer, as contemplated under
         Section 6.5 of the Plan, for any reason prior to retirement or death, such terminated Participant shall have the right to receive all, but not less than all, of the amount standing to his credit in his Rollover Account, upon written request submitted to the Plan Administrator at any time after such termination. Upon receipt of any such request, the amount in such Rollover Account shall be distributed as directed by the terminated Participant as promptly as practicable thereafter.

                                   ARTICLE IV
                             EMPLOYER CONTRIBUTIONS

                  4.1 Employer Contributions - For so long as the Plan continues in effect, the Employer may make a contribution annually to the Trust under the Plan for the accounts of all Participants who are actively Employed on the last day of the Plan Year and who have a Year of Service for such Plan Year. The amount of each such contribution (if any) shall be determined annually by the Board, taking into consideration the then prevailing financial conditions and fiscal requirements of the Employer and such other factors as the Board may deem pertinent and applicable under the circumstances; notwithstanding the above, the Employer may make contributions to the Plan without regard to current or accumulated profits. The contributions by the Employer shall be credited to the Employer Contribution Accounts of Participants in accordance with Article V. The Employer shall pay to the Trustee its contribution for each fiscal year before the close of such fiscal year or within such other period thereafter as is described in section 404(a)(6) of the Code.

                  In no event shall the contribution by the Employer be greater than the amount deductible by the Employer for federal income tax purposes for the taxable year with respect to which the same is made, plus such additional amount as may be deductible by reason of a deduction carryforward from a prior year or years when less than the maximum deductible amount was actually contributed, except in anticipation of a future contribution of less than the maximum amount deductible with respect to such future year and the carry-forward to such future year of the current excess contribution for deduction purposes under applicable statutes and regulations.

                  4.2 Matching Contributions Prior to December 20, 1998 - For each period for which Participants' Contributions are made with respect to Plan Years that commenced prior to December 20, 1998, the Employer shall make basic Matching Contributions on behalf of each Participant who contributed during the period. For each Plan Year, the Employer may make supplemental Matching Contributions on behalf of each Participant who contributed during the period and: (a) was an Eligible Employee on the last day of the Plan Year, and (b) was credited with at least 1,000 Hours of Service for the Plan Year. In addition, such Contributions shall be made on behalf of each Participant who ceased being an Employee during the period after having attained age 65 or by reason of his or her Permanent and Total Disability or death.

                  The basic Matching Contributions (including any Forfeiture Account amounts applied as Matching Contributions in accordance with Section 5.4 for each period shall total 25% of each eligible Participant's Before-Tax Contributions for the period, provided that no basic Matching Contributions (and Forfeiture amounts) shall be made based upon a Participant's Contributions in excess of 3% of his or her Annual Compensation. The Employer may change the 25% matching rate or the 3% of considered Annual Compensation to any other percentages, including 0%, generally by notifying eligible Participants in sufficient time to adjust their Contribution elections prior to the start of the period for which the new percentages apply. Where the Employer elects, after the end of a Plan Year, to make supplemental Matching Contributions for the Plan Year (including any Forfeiture amounts applied as Matching Contributions in accordance with Section 5.4) the supplemental Matching Contributions shall be allocated among eligible Participants' Employer Matching Accounts in direct proportion to each eligible Participant's Before-Tax Contributions for the Plan Year to the total Before-Tax Contributions for the Plan Year for all such eligible Participants.

                  4.3 Fund for Exclusive Benefit of Participants - The assets of the Trust Fund shall be held hereunder for the exclusive benefit of the Participants and their Beneficiaries for the purpose of distributing to such Participants and Beneficiaries both the corpus and income of the Trust Fund in accordance with the provisions hereof, provided, however, the assets of the Trust Fund may be used for the payment of taxes, Trustee and investment management fees and other administration expenses, including, but not limited to, fees for services rendered to the Plan or Trust by attorneys, accountants and consultants which shall be paid from the Trust Fund except in those cases where the Company elects to pay such expenses. No part of the Trust Fund corpus or income shall be used for or diverted to purposes other than for the exclusive benefit of Participants and beneficiaries under the Plan, whether by operation of law or natural termination of contracts, by power of revocation or amendment, by the happening of a contingency, by collateral arrangement or by any other means; provided that the Employer hereby reserves the right to amend or revoke the Plan at any time as provided in Articles XII and XIII hereof.

                  To the extent permitted by the Code and notwithstanding anything herein to the contrary, upon the Employer's request, a contribution by the Employer which was made by a mistake of fact, or conditioned upon the deductibility of the contribution under section 404 of the Code, shall be returned to the Employer within one year after the payment of the contributions or the disallowance of the deduction for such contribution (to the extent disallowed), whichever is applicable.

                  4.4 Military Service - Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u).

                                   ARTICLE V
                            INTEREST OF PARTICIPANTS

                  5.1 Accounts of Participants - The Trustee shall, as applicable, maintain an individual set of Accounts on its books for each Participant, for record keeping purposes only: (i) Before-Tax Account, (ii) After-Tax Account, (iii) Rollover Account, (iv) Matching Account, (v) Profit-Sharing Account and (vi) Employer Contribution Account. The maintenance of individual Accounts is primarily for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required. Distributions and withdrawals made from Accounts shall be charged to the Accounts as of the date paid. The Trustee may create subaccounts for any Account, including subaccounts to reflect the investment directions of Participants in accordance with Section 9.2.

                  5.2 Allocation of Income, Expense, Fluctuations in Asset Value, Etc. - As of the close of business on each Valuation Date, the Trustee shall:

                  (a) Determine, in such reasonable ways and from such information as the Trustee may deem appropriate the fair market value of the Trust Fund, including the fair market value of the separate investment funds of the Trust Fund in accordance with Section 9.2, but excluding any contributions to the Plan since the next preceding Valuation Date.

                  (b) Make appropriate adjustments in the Accounts of all Participants, former Participants and Beneficiaries who have unpaid balances in their Accounts at such time, by allocating pro rata among such Accounts based on the respective balances thereof as of the next preceding Valuation Date (but after first reducing each such Account balance by any distribution from the Account since the next preceding Valuation Date), any increases and decreases in the value of the assets of the Trust Fund (or the separate investment funds in which the Participant has directed an investment in accordance with Section 9.2) and any income (other than contributions), expenses, and realized gains and losses of the Trust Fund (or the separate investment funds) since such preceding Valuation Date.

                  5.3 Allocation of Contributions and Forfeitures - For Plan Years commencing prior to December 20, 1998, as of each Annual Valuation Date, and after the allocation provided in Section 5.2 above, all Forfeitures available for allocation pursuant to Section 5.4 shall be allocated to the Plan Administrator to offset expenses of the Trust Fund. For Plan Years following the Plan Year ending on December 19, 1998, as of each Annual Valuation Date, and after the allocation provided in Section 5.2 above, the current contribution of the Employer, together with all Forfeitures available for allocation pursuant to
Section 5.4, shall be allocated to the respective Employer Contribution Accounts of all Participants who are employed by the Employer on the last day of such Plan Year and who have a Year of Service for such Plan Year in the same proportion as the Annual Compensation of each such Participant for such year bears to the aggregate Annual Compensation of all such Participants for such year.

                  5.4 Disposition of Forfeitures -

                  (a) Participants Who Terminate Employment - In the case of an Employee who has terminated Employment and who was a Participant except for such termination of his

Employment, the amount standing to his credit in his Employer Contribution Account in which he has no Vested Interest shall be forfeited and allocated as provided in Section 5.3 as of the Annual Valuation Date for the Plan Year in which the Participant terminates Employment. After termination of his Employment, a former Employee's Vested Interest shall be distributed or held for distribution in accordance with Sections 6.6 and 6.7 hereof.

                  (b) Reinstatement of Accounts - If a Participant who has no Vested Interest in his Matching Contribution Account, Profit-Sharing Account or Employer Contribution Account incurs a Break in Service, and if the Participant is Reemployed by the Employer prior to incurring five (5) consecutive one (1) year Breaks in Service, upon such Reemployment, the amount in such accounts at the time he terminated Employment shall be restored, either out of Forfeitures or Trust Fund earnings attributable to the Plan Year in which he is Reemployed, or by an additional contribution made by the Employer.

                  5.5 Maximum Additions - Notwithstanding anything contained herein to the contrary, the annual addition made to the accounts of a Participant for any Plan Year shall not exceed the lesser of $30,000 (or, if greater, 1/4 of the dollar limitation in effect under section 415(b)(1)(A) of the Code) or 25% of the Participant's Annual Compensation for such Plan Year. Such annual additions shall include the sum of Employer Contributions, Forfeitures, and Employee Contributions (if permitted), but shall not include any Rollover Contributions.

                  If such annual additions with respect to any Participant for any Plan Year would exceed the limitation set forth in the immediately preceding paragraph, the excess amounts shall be treated in accordance with the following in the order indicated:

                  (a) Any excess shall be reallocated to the other Participants in accordance with the method of allocation under Section 5.3 hereof to the extent that such allocations do not cause the annual additions to any such other Participant's account to exceed the limitations set forth in the first paragraph of this Section 5.5.

                  (b) To the extent that such allocation or reallocation of excess amounts causes the limitations set forth in the first paragraph of this
Section 5.5 to be exceeded with respect to each Participant for the Plan Year, then such amounts will be held unallocated in a suspense account, to be allocated in the next Plan Year(s) in accordance with Section 5.3 hereof. If such a suspense account is in existence at any time in accordance with this provision, all amounts in such suspense account must be allocated before any Employer Contributions which would constitute such annual additions may be made to the Plan. Investment gains and losses and other income shall not be allocated to such suspense account. Upon termination of the Plan, any amount remaining in such suspense account which is unallocable shall revert to the Employer.

                  Notwithstanding the foregoing, for Plan Years which commence prior to January 1, 2000, the otherwise permissible annual additions for any Participant under this Plan shall be further reduced to the extent necessary, as determined by the Plan Administrator, to prevent disqualification of the Plan under section 415(e) of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax qualified pension, profit sharing, savings or stock bonus plan of the Employer. The Plan

Administrator shall advise affected Participants of any additional limitation on their annual additions required by the preceding sentence.

                  For purposes of applying the limitations imposed in this
Section 5.5, all defined contribution plans (as defined under ERISA) maintained by the Employer or otherwise required to be aggregated under section 414 of the Code will be considered to be a single defined contribution plan.

                                   ARTICLE VI
                                    BENEFITS

                  6.1 Normal Retirement Benefits - A Participant retiring under the Plan at his Normal Retirement Date shall be entitled to receive the entire amount of his Vested Interest in the Plan, computed as of the Valuation Date coincident with or next preceding his Normal Retirement Date, the manner of payment of such benefits to be determined under the provisions of Section 6.6 hereof. A Participant's interest in his Matching Contribution, Profit-Sharing and Employer Contribution Accounts shall become nonforfeitable upon attainment of his Normal Retirement Age.

                  6.2 Disability Benefits - In the event a Participant shall suffer a Permanent and Total Disability, he shall be entitled to retire under the Plan for disability and to receive the entire amount of his interest in the Plan, computed as of the Valuation Date coincident with or next preceding the date of his actual retirement for disability, the manner of the payment of such benefits to him to be determined as provided in Section 6.6 hereof.

                  6.3 Postponed Retirement - Except as otherwise required by law, a Participant may continue to be Employed by the Employer after his Normal Retirement Date. In the event a Participant remains Employed after his Normal Retirement Date, he shall continue to be a Participant just as if he had not yet attained his Normal Retirement Date. When such a Participant actually retires, he shall be entitled to receive the entire amount of his interest in the Plan computed as of the date of his actual retirement if such date is a Valuation Date, or if not a Valuation Date, then as of the Valuation Date next preceding the date of his actual retirement, the manner of payment of such benefits to him to be determined as provided in Section 6.6 hereof.

                  6.4 Death Benefits - In the event of the death of a Participant, before or after his retirement hereunder, there shall be payable to the Beneficiary or Beneficiaries designated by him (or, in accordance with Article X, to the Beneficiaries therein specified if no then-living Beneficiary or Beneficiaries have been designated by such Participant) in accordance with the provisions for payment of benefits under Section 6.6 hereof:

                  (a) If death precedes the commencement of payments to an Employee of his Vested Interest in the Plan, the entire interest of the Employee in the Plan, computed as of the Valuation Date coincident with or next preceding his death shall be distributed within five (5) years after the death of such Employee, the payment of such benefits to be made in such manner as may be determined under the provisions of Section 6.6.

                  (b) If death occurs after distribution to the Employee of his Vested Interest in the Plan has commenced, the undistributed balance of the Vested Interest of such Employee shall be distributed in a lump sum to his designated Beneficiary on or before the last day of the Plan Year in which the Participant dies.

                  (c) For purposes of Section 6.4(a), a distribution to a child shall be treated as if it had been paid to the surviving spouse of the Employee if such amount will become payable to the surviving spouse upon such child's reaching majority (or such other event designated and permitted under the regulations.)

                  6.5 Termination Benefits -

                  (a) Vested Interest - If prior to retirement (including retirement due to a Permanent and Total Disability) or death, the Participant's Employment with the Employer (or former Participant who is still an Employee of the Employer and who has not been paid his entire interest in the Plan) is terminated for any reason whatsoever, such terminated Participant shall be entitled to receive, in lieu of all other benefits and rights under this Plan, the entire percentage of the amounts standing to his credit in his Matching Contribution, Profit-Sharing and Employer Contribution Accounts determined as of the Valuation Date coincident with or next preceding such termination of his
Employment:

                                                                                        PERCENTAGE SUBJECT
          YEARS OF SERVICE                   VESTED PERCENTAGE                             TO FORFEITURE
          ----------------                   -----------------                          ------------------

             Less than 5                             0%                                        100%
              5 or more                            100%                                          0%

                  Notwithstanding the foregoing vesting schedule, for participants who have at least three (3) Years of Service but less than five (5) Years of Service upon the Effective Date, the following vesting schedule will apply to amounts in the Matching Contribution and Profit-Sharing Accounts.

                                                                                        PERCENTAGE SUBJECT
          VESTED PERCENTAGE                  YEARS OF SERVICE                              TO FORFEITURE
          -----------------                  ----------------                           ------------------

          3 but less than 4                         30%                                         70%
          4 but less than 5                         40%                                         60%
              5 or more                            100%                                          0%

                  (b) For vesting purposes, Years of Service shall be calculated on the basis of the Plan Year, and shall include all Plan Years in which an Employee completes 1,000 or more Hours of Service, whether or not the Employee receives an Employer contribution for such Plan Year.

                  (c) Time of Payment - If a Participant terminates employment after attaining age 60, or on account of death or if a Participant consents to immediate distribution of his benefit in accordance with Section 6.5(e), then subject to the payment of small benefits under Section 6.5(d), if the Participant's Employment termination date occurs between the first day of the Plan Year and September 30 of such Plan Year, distribution of his Vested Interest shall be made no later than December 31 immediately following such September 30. If his date of termination of

Employment date occurs between October 1 and the last day of the Plan Year, distribution of his vested Interest shall be made no later than February 28 immediately following the last day of such Plan Year. Notwithstanding the foregoing, if the Participant terminates Employment on the last day of the Plan Year, distribution of his Vested Interest shall be made as soon as practicable following the date that Employer Contributions for such Plan Year are made to the Participant's Account.

                  If the Participant's Vested Interest is not distributed within the foregoing period, it shall be held in the Plan until the earlier of the date such Participant attains age sixty (60) or the date of his death, whereupon it shall be paid to him or his Beneficiary. Benefits shall be payable in accordance with Section 6.6. Pending commencement of payment thereof, the amount so payable shall be maintained as provided in Section 6.7 hereof. Such payment shall be made to and accepted by the Participant in full and final satisfaction and settlement of any and all of his claims and rights under the Plan and in the Trust Fund.

                  In the event a former Participant entitled to benefits under this Section 6.5 dies before such benefits shall have been paid in full, then the balance of such interest standing to his credit in his Account as of the date of his death shall be payable to the Beneficiary or Beneficiaries designated by him, or to those specified in Article X, in accordance with the provisions hereof applicable to the payment of death benefits after retirement.

                  (d) Lump Sum Payment of Value of Small Benefits - Notwithstanding any other provision of the Plan, if upon termination of Employment, a Participant's Vested Interest in his Account is not in excess of $3,500 ($5,000 for Plan Year 1998 and every Plan Year thereafter) then the Plan Administrator shall direct the payment of such interest in a lump sum to such Participant or his designated Beneficiary and such distribution shall not require the consent of the Participant or his Beneficiary.

                  (e) If upon termination of Employment, a Participant's Vested Interest in his Account exceeds $3,500 ($5,000 for Plan Year 1998 and every Plan Year thereafter) and such termination is prior to age 60 and is not on account of death, the Participant shall be given an opportunity to elect to receive an immediate lump sum distribution of the Vested Interest in his Account or to defer such distribution until the earlier of his death or his attainment of age
60. No more than 90 days and no less than 30 days before the date as of which the Participant would receive a distribution of his Account (if he consented), the Participant shall be provided with a notice explaining his right to receive either an immediate or a deferred lump sum distribution of his Account. No consent by a Participant to an immediate distribution shall be valid unless it is received after the Participant receives the notice described in the preceding sentence and not more than 90 days before the date as of which the Participant receives the distribution.

                  6.6 Payment of Benefits - All benefits that have accrued after the Effective Date to which a retiring, disabled, or otherwise terminated Participant is entitled upon his retirement, disability or other termination of Employment, as the case may be, shall be paid in a lump sum. Death benefits that have accrued after the Effective Date shall be payable to the Beneficiary in the form of a lump sum. Subject to approval by the Internal Revenue Service, all benefits that have accrued prior to the Effective Date and that have not begun to be paid out in an optional form, to which a retiring, disabled, or otherwise terminated Participant is entitled upon his retirement, disability or other termination of Employment, as the case may be, shall be paid in a lump sum. Subject to approval by the Internal Revenue Service, death benefits that have accrued prior to the Effective Date shall be payable to the Beneficiary in the form of a lump sum unless benefit payments in an optional form had begun to be made to the Participant prior to his death, in which case the Participant's payment election shall govern the form of death benefits.

                  The foregoing notwithstanding, the following paragraphs shall apply to: (i) to all Participants and Beneficiaries who have begun receiving benefits prior to the Effective Date, and (ii) if approval of the Internal Revenue Service is not obtained for the elimination of this form of benefit, to any benefits that have accrued prior to the Plan Year beginning on or after December 20, 1998.

                  The Participant may elect to be paid in either of the following forms: (a) a lump sum, or (b) periodic installments over a period not to exceed the life expectancy of the Participant and his or her spouse. Life expectancies may be recomputed annually. The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she attains age 70 1/2, shall not be less than as determined under the incidental benefit requirements of Code section 401(a)(9).

                  Payment to a Beneficiary must either: (1) be completed within five years of the Participant's death or (2) begin within one year of his or her death and be completed within the period of the Beneficiary's life or life expectancy (which may be recomputed annually), except that:

                  o If the Participant dies after the April 1 immediately following the end of the calendar year in which he or she attains age 70 1/2, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

                  o If the surviving spouse is the Beneficiary, payments need not begin until the date on which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

                  o If the Participant and the surviving spouse who is the Beneficiary die (1) before the April immediately following the end of the calendar year in which the Participant would have attained age 70 1/2 and (2) before payments have begun to the spouse, the spouse will be treated as the Participant in applying these rules.

                  6.7 Maintenance of Accounts Prior to Payout - After a Participant's Employment terminates and prior to the distribution of all of his benefits to him or to his Beneficiary(ies), as the case may be, the balance of his Account, as it may exist from time to time, shall be maintained in the following manner:

                  (a) Those amounts in his Matching Contribution, Profit-Sharing and Employer Contribution Accounts which were not vested upon termination of his Employment, if any, shall be maintained or applied in accordance with Section 5.4.

                  (b) The Trustee shall segregate the former Participant's Account as of the date his Employment terminated, and such segregated Account shall not thereafter share in any allocations pursuant to Section 5.3. The balance in such segregated Account shall remain invested as a part of the Trust Fund pending distribution, sharing in the net income, net loss, net appreciation and net depreciation of the Trust Fund in accordance with Section 5.2 and
Article VII to the same extent as if such Account had not been segregated, with the Trustee (and former Participant as of May 1, 1994) having the same powers of investment, reinvestment and commingling as for all other assets of the Trust Fund. In the event the balance of a former Participant's Vested Interest is distributed on a date other than a Valuation Date, the amount of such distribution shall be the former Participant's Account balance as determined on the Valuation Date next preceding the date of such distribution.

                  6.8 Present Value of Payments - No method of payment of benefits shall result in the present value of payments to be paid to the Participant being less than fifty percent (50%) of the present value of the total benefits to be paid to the Participant and his Beneficiary.

                  6.9 Commencement of Payments -

                  (a) Notwithstanding anything herein to the contrary, benefit payments hereunder shall commence not later than sixty (60) days after the later of (i) the date on which a Participant reaches his Normal Retirement Date, (ii) the Plan Year in which occurs the tenth anniversary of the year in which such Participant commenced participation, or (iii) the Plan Year in which such Participant's Employment with the Employer and any Affiliated Employer terminates.

                  (b) Required Commencement Date - Payment of any Participant's Vested Interest shall be made in a lump sum by April 1 of the calendar year following the year in which the Participant attains age 70-1/2, whether or not such Participant has retired or otherwise separated from Employment, unless the Participant attained age 70-1/2 prior to January 1, 1988, and has not been a 5% owner at any time during or after the calendar year in which he attained age 66-1/2; provided, however, that for Plan Years beginning after December 31, 1996, payment shall be made in a lump sum by the April 1 following the later of: the calendar year in which the Participant attains age 70-1/2, and the calendar year in which the Participant retires, except that in the case of a Participant who is a 5% owner at any time during the five Plan Years ending in the calendar year in which the Participant attains age 70-1/2, payment shall be made by the April 1 following the calendar year in which the Participant attains such age.

                  6.10 Errors in Participant's Account - When an error or omission is discovered in the Account of a Participant, the Trustee shall be authorized to make such equitable adjustments as may be appropriate as of the Plan Year in which the error or omission is discovered.

                  6.11 Loans to Participants - The Plan Administrator shall administer the loan program. Upon written application of the Participant in such form as may be specified by the Plan Administrator, the Plan Administrator may direct the Trustee to make a loan to the Participant. The Plan Administrator shall specify in a separate written document, which shall form, a part of the Plan, the basis on which loans shall be approved or denied and the limitations

(if any) on the types of loans available. The application and the resulting loan must meet the terms and conditions specified in the following provisions of this
Section 6.11.

                  (a) A Participant may not have more than one (1) loan outstanding at the same time.

                  (b) No loan shall be granted for less than one thousand dollars ($1,000).

                  (c) The maximum permissible loan available to a Participant shall not exceed the lesser of:

                           (i) fifty thousand dollars ($50,000) reduced by the
excess (if any) of:

                                    (A) the highest outstanding balance of a
                           loan from the Plan during the one (1) year period ending on the day before the date on which the loan was made, over

                                    (B) the outstanding balance of a loan from
                           the Plan on the date on which such loan was made; or

                           (ii) one-half (1/2) of the present value of the
Participant's Vested Interest under the Plan;

provided however, the amount available to be loaned to the Participant shall be further limited by the requirement that based on the loan's interest rate, amount of the requested loan and the repayment period, the projected biweekly payroll deduction for repayment of principal and interest may not exceed thirty percent (30%) of the Participant's biweekly regular wages (excluding overtime pay, bonuses, and commissions of all kinds), which shall for these purposes be the average biweekly regular wages for the Participant in the immediately preceding Plan Year quarter.

                  (d) The initial repayment period may not exceed forty-eight
(48) months.

                  (e) Loans made pursuant to this Section 6.11 shall be available only to Participants who are actively Employed by the Employer at the time the loan is made, former Participants and Beneficiaries who are parties-in interest.

                  (f) The loan amount shall be withdrawn pro rata from the Participant's Accounts, excluding any amounts in the Participant's After-Tax Account. Any such loan withdrawals will be prorated among the Investment Funds in which the Participant's Accounts, excluding any amounts in the Participant's After-Tax Account, are invested.

                  (g) Interest on any loan hereunder shall be based on a reasonable rate of interest as determined by the Plan Administrator. The interest rate shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made in similar circumstances. The Plan Administrator shall specify, in a separate written document forming part of the Plan, a procedure for determining a reasonable interest rate. The interest rate, once fixed, shall remain in effect for the duration of the loan.

                  (h) Notwithstanding the initial loan term provided in Section 6.11(d), all loans must have a minimum repayment period of twelve (12) months. No loan from the Plan which is initially required to be repaid within such 48-month period may be subsequently renewed or extended for payment beyond such 48-month period. The repayment schedule of any loan hereunder shall be determined at the time any such loan is made and a copy shall be furnished the Trustee. Repayment of any loan shall be by payroll deduction (or with Plan Administrator consent by' a lump sum payment for final loan payments). Except as may be provided in regulations, each loan to which this Section 6.11 applies must provide for a substantially level amortization of the loan, with payments being made not less frequent than quarterly.

                  (i) The loan shall be collateralized by a portion of the borrowing Participant's Account, equal to the lesser of: (i) the amount of the loan, or (ii) fifty percent (50%) of the Participant's Account. Notwithstanding the preceding, if the loan is for the purpose of purchasing the Participant's primary residence, then the Plan Administrator may also require such residence to collateralize the loan.

                  (j) A loan shall be in default if the Participant fails to make any payment when due or if there occurs such other circumstances as may be prescribed by the Plan Administrator in a separate written document which shall form a part of the Plan. If a loan is in default, execution on the defaulting Participant's Account shall be accomplished when and to the extent the Account is distributed to the Participant, or at such other time deemed necessary by the Plan Administrator to prevent a loss to the Plan and which is consistent with the Code and applicable regulations.

                  (k) If a Participant terminates Employment, any loan outstanding to the Participant shall become immediately due and payable to the Plan. If the portion of a Participant's Account securing his loan otherwise becomes payable to the Participant hereunder, the amount of the loan that is due shall be satisfied by applying against it the portion of the Participant's Account that secures the loan. The Participant's Account shall be correspondingly reduced prior to making the distribution to or on behalf of the Participant.

                  (l) Loans shall be held by the Trustee as a segregated investment of the borrowing Participant's Account and any loan principal and interest payments thereon shall be credited solely to such borrowing Participant's Account and be invested in accordance with the Participant's then current investment election.

                  (m) Participants' requests for loans shall be processed as soon as practical after a fully completed loan request is filed with the Plan Administrator. In accordance with rules established by the Plan Administrator, loan initiation charges and annual loan maintenance fees will be charged against the Participant's Account.

                  6.12 No Other Benefits or Withdrawals - Except as expressly provided for in this Article VI, for so long as this Plan continues in effect, no individual, whether a Participant, former Participant, Beneficiary or otherwise, shall be entitled to any payment or withdrawal of funds from the Trust Fund. This prohibition applies to Trust Funds attributable to individual contributions as well as those attributable to other sources.

                  6.13 Direct Transfer of Eligible Rollover Distributions -

                           (i) Notwithstanding any provision of the Plan to the
contrary, with respect to any distribution made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                           (ii) For the purposes of this Section 6.13, the
following definitions shall apply:

                           (iii) "Eligible Rollover Distribution" shall mean any
distribution of all or any portion of the balance to the credit of the Distributee in this Trust or in any other qualified trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code, except that an Eligible Rollover Distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock).

                           (iv) "Eligible Retirement Plan" shall mean an
individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity.

                           (v) "Distributee" shall mean an Employee or former
Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                           (vi) "Direct Rollover" shall mean a payment to the
Eligible Retirement Plan specified by the Distributee either by direct transfer from the Plan, or by delivery of the distribution check by the Distributee, provided such check is made out in a manner to ensure that it is negotiable only by the trustee of the Eligible Retirement Plan.

                           (vii) The Employer will provide the Participant a
written notice as required by Code section 402(f) which provides a general description of the Distributee's distribution options and notice of the Distributee's other rights, if any, to defer receipt of the distribution. Such notice will be given within the time period specified in Reg. Section l.411(a)-11(c); provided, however, that if the distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the required notice is given, provided that

                           (A) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a Participant distribution option), and

                           (B) the Participant, after receiving the notice, affirmatively elects a distribution.

                  6.14 In-Service Withdrawals

                  (a) No in-service withdrawals are permitted from a Participant's Account because of hardship.

                  (b) Withdrawals from After-Tax Accounts are permitted as follows, but only with respect to amounts accrued prior to December 20, 1998.

                           (i) Amount Permitted. A Participant who is an
Employee may withdraw up to the entire balance from his or her After-Tax
Account.

                           (ii) Permitted Frequency. The maximum number of
withdrawals from this account which are permitted in any 12-month period is one.

                  (c) (i) A Participant who is an Employee and over 59 1/2 may withdraw benefits accrued prior to December 20, 1998 from the Contribution Accounts listed in paragraph (ii) below.

                           (ii) The withdrawal amount shall come only from the
Participant's fully vested Accounts, in the following priority order with the exception that Participation may instead choose to have amounts taken from his or her After-Tax Account first:

                                    Rollover Account
                                    Before-Tax Account
                                    Employer Matching Account
                                    Profit-Sharing Account
                                    Employer Contribution Account
                                    After-Tax Account

                           (iii) The maximum number of withdrawals permitted
from these Accounts after age 59 1/2 in any 12-month period is one.

                           (iv) A withdrawal from a Participant's Account after
age 59 1/2 shall not affect his or her ability to make further Contributions.

                  (d) The following rules govern in-service withdrawals:

                           (i) The minimum amount for any type of withdrawal is
$1,000.

                           (ii) A Participant must submit a completed withdrawal
request form to the Administrator to apply for any type of withdrawal.

                           (iii) The Administrator is responsible for
determining that a withdrawal request conforms to the requirements described in this Section and notifying the Trustee of any payments to be made in a timely manner.

                           (iv) With respect to distributions made on or after
January 1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                                   ARTICLE VII
                                ADP AND ACP TESTS

                  7.1 Contribution Limitation Definitions - The following definitions are applicable to this Article VII (where a definition is contained in both Articles I and VII, for purposes of Article VII the Article VII definition shall be controlling):

                  (a) "ACP" or Contribution Percentage." The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

                  (b) "ACP Test." The determination of whether the ACP has complied with the Basic or Alternative Limitation for a Plan Year (as defined in Section 7.2)

                  (c) "ADP" or "Average Deferral Percentage." The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

                  (d) "ADP Test." The determination of whether the ADP has complied with the Basic or Alternative Limitation for a Plan Year (as defined in Section 7.2).

                  (e) "Average Percentage." The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was a Participant. (Before-Tax Contributions which will be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group if such excess Before-Tax Contributions were made to plans of Related Companies.)

                  (f) "Contributions" shall include Employer Matching and After-Tax Contributions. In addition, Contributions may include Before-Tax Contributions, but only to the extent that (1) the Employer elects to use them,
(2) they are not used or counted in the ADP Test, and (3) they are necessary to meet the ACP Test Alternative Limitation (defined in Section 7.2 (b)) or the Multiple Use Test.

                  (g) "Deferrals" shall include Before-Tax Contributions.

                  (h) "Family Member." An Employee who is, at any time-during the Plan Year or Lookback Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of (1) an active or former Employee who at any time during Plan Year or Lookback Year is a more than 5% Owner (within the meaning of Code section 414(q)(3)), or (2) an HCE who is among the 10 Employees with the highest Compensation for such Year.

                  (i) "HCE" or "Highly Compensated Employee." With respect to each Employer and its Related Companies, an Employee during the Plan Year or Lookback Year who (in accordance with Code section 414(q)):

                           (i) Was a more than 5% Owner at any time during the
Lookback Year or Plan Year;

                           (ii) Received Compensation during the Lookback Year
(or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) in excess of (i) $75,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)), or (ii) $50,000 (as adjusted for such Year pursuant to Code sections 414(q)(1). and 415(d)) in the case of a member of the "top-paid group" (within the meaning of Code section 414(q)(4)) for such Year), provided, however, that if the conditions of Code section 414(q)(12)(B)(ii) are met, the Company may elect for any Plan Year to apply clause (i) by substituting $50,000 for $75,000 and not to apply clause (ii);

                           (iii) Was an officer of a Related Company and
received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) and (d) for such Year (or if no officer has Compensation in excess of the threshold, the officer with the highest Compensation), provided that the number of officers shall be limited to 50 Employees (or, if less, the greater of three Employees or 10% of the Employees); or

                           (iv) Was a Family Member at any time during the
Lookback Year or Plan Year, in which case the Contributions, as defined in
Section 1, and Compensation of the HCE and his or her Family Members shall be aggregated and they shall be treated as a single HCE.

                  A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

                  The determination of who is an HCE, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers shall be made in accordance with Code section 414(q).

                  (j) "HCE Group" and "NHCE Group." With respect to each Employer and its Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Annual Compensation is greater than zero but does not exceed a stated minimum.

                           (i) If the Related Companies maintain two or more
plans which are subject to the ADP or ACP Test, and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that, for Plan Years beginning after December 31, 1989, plans may only be aggregated if they have the same Plan Year.

                           (ii) If an HCE, who is one of the top 10 paid
Employees or a more than 5% Owner, has any Family Members, the Deferrals, Contributions and Compensation of such HCE and his or her Family Members shall be combined and treated as a single HCE. Such amounts for all other Family Members shall be removed from the NHCE Group percentage calculation and be combined with the HCE's.

                           (iii) If an HCE is covered by more than one cash or
deferred arrangement maintained by the Related Companies, all such plans shall be aggregated and treated as one plan for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage.

                           (iv) Employees who are eligible to participate in the
Plan as a result of a collective bargaining agreement shall be excluded from both the HCE and NHCE Groups for Plan Years beginning before 1993. For Plan Years beginning after 1992, each unit, any combination of units determined to be reasonable and consistent, or all units of collective bargaining employees may be treated and tested as a separate plan.

                  (k) "Lookback Year." Pursuant to Code section 414(q), the Company elects as the Lookback Year the current calendar year (ending with the Plan Year).

                  (l) "Multiple Use Test." The test described in Section 7.4 which a Plan must meet where the Alternative Limitation (described in Section 7.2(b)) is used to meet both the ADP and ACP Tests.

                  (m) "NHCE" or "Non-Highly Compensated Employee." An Employee who is not an HCE.

                  7.2 ADP and ACP Tests - For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined as follows:

                  (a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average Percentage.


                  (b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

               IF THE NHCE GROUP AVERAGE                                   THEN THE MAXIMUM HCE GROUP
                    PERCENTAGE IS:                                           AVERAGE PERCENTAGE IS:

                     Less than 2%                                         2 times NHCE Group Average %
                       2% to 8%                                           NHCE Group Average % plus 2%
                     More than 8%                                         NA - Basic Limitation applies

                  7.3 Correction of ADP and ACP Tests - If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE group by a sufficient amount to meet the ADP and ACP Tests. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

                  (a) ADP Correction. The HCE with the highest Deferral percentage shall have his or her Deferral percentage reduced to the lesser of the extent required to meet the ADP Test or to cause his or her Deferral percentage to equal that of the HCE with the next highest Deferral percentage. The process shall be repeated until the ADP Test is met.

                  To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, Before-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE in an amount equal to the actual Deferrals minus the product of the maximum percentage and the NHCE's Compensation, except that such amount to be refunded shall be reduced by Before-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. Excess amounts shall first be taken from unmatched Before-Tax Contributions and then from matched Before-Tax Contributions. Any Matching Contributions attributable to refunded excess Before-Tax Contributions as described in this Section shall be forfeited and used as described in Section 5.4.

                  (b) ACP Correction. The HCE with the highest Contribution percentage shall have his or her Contribution percentage reduced to the lesser of the extent required to meet the ACP Test or to cause his or her Contribution percentage to equal that of the HCE with the next highest Contribution percentage. The process shall be repeated until the ACP Test is met.

                  To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Matching Contributions shall, by the end of the next Plan Year, be refunded to the HCE to the extent vested, and forfeited to the extent such amounts were not vested, as of the end of the Plan Year being tested, in an amount equal to the actual Contributions minus the product of the maximum percentage and the HCE's Compensation. The excess amounts shall first be taken from After-Tax Contributions and then from Matching Contributions.

                  7.4 Multiple Use Test - If the Alternative Limitation (defined in Section 7.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401 (m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

                  (a) the Basic Limitation (defined in Section 7.2) applied to either the ADP or ACP for the NHCE Group, and

                  (b) the Alternative Limitation applied to the other NHCE Group percentage.

                  If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of excess Deferrals or Contributions are handled.

                  7.5 Adjustment for Investment Gain or Loss - Any excess Deferrals or Contributions to be refunded to a Participant in accordance with
Section 7.3 or 7.4 shall be
adjusted for investment gain or loss. Refunds or forfeitures shall include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. However, for Plan Years ending before December 31, 1993, refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

                  7.6 Testing Responsibilities and Required Records - The Administrator shall be responsible for ensuring that the Plan meets the ADP, ACP and Multiple Use Tests and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrator shall maintain records which are sufficient to demonstrate that the ADP, ACP and Multiple Use Tests have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

                  7.7 Separate Testing for Multiple Employers - The determination of Highly Compensated Employees and the ADP, ACP and Multiple Use Tests and any corrective action resulting therefrom shall be applied separately to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s). In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

                                  ARTICLE VIII
                  MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

                  8.1 "Annual Addition" Defined - The sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Article XV) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 8.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

                  8.2 Maximum Annual Addition - The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) the greater of $30,000 or one-quarter of the dollar limitation in effect under Code section 415(b)(1)(A).

                  8.3 Avoiding an Excess Annual Addition - If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

                  8.4 Correcting an Excess Annual Addition - Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her After-Tax Contributions, and then to the extent of his or her Before-Tax Contributions (however to the extent Before-Tax Contributions were matched, the applicable Matching Contributions shall be forfeited in proportion to the returned matched Before-Tax Contributions) and the remaining excess, if any, plus returned Matching Contributions, shall be forfeited by the Participant and used to reduce subsequent Contributions as soon as is administratively feasible.

                  8.5 Correcting a Multiple Plan Excess - If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

                  8.6 Defined Benefit Fraction Defined - The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

                  (a) "projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and

                  (b) "protected current accrued benefit" in a defined benefit plan in existence on (1) July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

                  8.7 "Defined Contribution Fraction" Defined - The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of the Code section 415(c)(1)(A) dollar limitation (determined without regard to Subsection
(c)(6)) in effect for the Plan Year and (2) 140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:

                  (a) each Annual Addition is determined pursuant to the Code section 415(c) rules in effect for such Plan Year, and

                  (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

                  8.8 Combined Plan Limits and Correction - If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits will be enforced.

                                   ARTICLE IX
                   INVESTMENT OF CONTRIBUTIONS; COMPANY STOCK

                  9.1 Trust - All assets of and contributions to the Plan shall be held in Trust by the Trustee, pursuant to the terms of the Trust Agreement entered into between the Company and the Trustee, the terms of which are specifically incorporated by reference into this Plan document. The Trustee shall hold and manage the assets of the Plan, subject to the right of the Company to appoint an Investment Manager for all or any portion of the Trust Fund and to the right of Participants to direct the investment of their Accounts in accordance with Section 9.2 below. It is expressly permissible under the Plan for Trust assets to be invested in qualifying employer securities, as that term is defined in section 407(d)(5) of ERISA, up to and including sixty percent (60%) of total Trust Fund assets. If Company Stock is purchased other than on the open market, it will be valued in good faith and based on all relevant factors including current market value.

                  9.2 Participant Directed Investments - A Participant shall have the exclusive right to direct the investment of amounts credited to his Account in accordance with this Section 9.2.

                  (a) In General - A Participant shall direct the investment, or change the direction of the investment, of the amounts credited to his Account by communicating such direction to the Plan Administrator (or its agent) in writing on forms provided by the Plan Administrator or through a telephone enrollment system provided for such purpose (or through any other method made available by the Plan Administrator), in accordance with such rules as may be established by the Plan Administrator.

                  Any investment direction submitted by a Participant must specify, in 1.0% increments, the percentage of his Account and ongoing contributions to be invested in one or more of the separate investment funds (the "Investment Funds") selected by the Committee from time to time pursuant to
Section 9.2(b) and must specify whether such investment instructions apply to existing Account balances, future contributions, or both. To the extent permitted by applicable law and regulations, if a Participant fails to submit a statement of direction properly directing the investment of 100% of his Account, any portion not properly directed shall be invested in the Stable Value Fund.

                  A Participant will be able to change his investment election daily. A Participant's investment instruction shall take effect by the first business day immediately following the day on which the Participant gives such instruction.

                  (b) Investment Options - The separate Investment Funds made available under the Plan from time to time shall be selected by the Committee, and the Committee shall have the authority and discretion to add, remove or substitute Investment Funds from time to time as it deems appropriate in accordance with the procedures specified in Section 11.7.

                  (c) The Participant will have the sole responsibility for the investment of his Account among the available Investment Funds, and no fiduciary or other person will have any liability for any loss or diminution in value resulting from a Participant's exercise of such investment responsibility. It is intended that section 404(c) of ERISA will apply to a Participant's exercise of investment responsibilities under this Plan and that the Plan Administrator will take all actions required to comply with the provisions of section 404(c) of ERISA.

                  (d) As of each Valuation Date, the Plan Administrator and the Trustee shall determine the fair market value of the Investment Funds, and shall determine the gain or loss experienced by each such Investment Fund since the immediately preceding Valuation Date. Each Participant's Account shall be credited with a percentage of such gain or debited with a percentage of such loss by multiplying the aggregate gain or loss of the Investment Fund by a fraction, the. numerator of which for each Participant is the value of the Participant's interest in the Investment Fund as of the immediately preceding Valuation Date, increased by any contributions by or on behalf of the Participant since the last Valuation Date and reduced by any distribution made to the Participant that was not taken into account in determining the Participant's interest in the Investment Fund as of the immediately preceding Valuation Date, and the denominator of which is the sum of the numerator amounts for all Participants.

                  (e) The Plan Administrator shall provide each Participant with a statement of the value of his Account as invested in the various Investment Funds maintained under this Plan. In no event shall such statements be furnished less frequently than once each Plan Year.

                  9.3 Voting and Tender Offer Related to Company Stock

                  (a) Voting as Directed by Participants - Notwithstanding anything in the Plan or Trust Agreement to the contrary, each Participant who timely provides instructions to the Trustee shall be entitled to direct the Trustee how to vote on any shares of Company Stock allocated to his Account (the "Allocated Shares") with respect to any matter for which shareholder approval is required. The voting instructions of the Participant shall be transmitted to the Trustee by the Participant, either directly or through an entity providing services to the Plan. Reasonable means shall be employed to provide confidentiality with respect to the directions by such Participant and such directions shall be held in confidence and shall not be divulged or released to any person including the Company or any director, officer, employee or agent of the Company, it being the intent of this provision to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Participant. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee and the Plan Administrator may prescribe. The Trustee shall not vote any. Allocated Shares for which it does not receive timely instructions from Participants.

                  (b) Voting by Plan Administrator - The Plan Administrator shall be entitled to direct the Trustee to vote on any matter for which shareholder approval is required with respect to shares of Company Stock held by the Trustee and not allocated to Participants' Accounts (the "Unallocated Shares").

                  (c) Tender or Exchange Directed by Participant - The provisions of this Section 9.3 shall also apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of Food Lion, Inc. Company Stock (herein referred to as a "Tender Offer"). The Trustee may not take any action in response to a Tender Offer except as otherwise provided in this
Section 9.3. Each Participant shall have the right to direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Allocated Shares in accordance with the provisions, conditions and terms of such Tender Offer and the provisions of this Section 9.3. The tender directions of the Participants shall be transmitted to the Trustee by the Participants, either directly or through an entity providing services to the Plan. Reasonable means shall be employed to provide confidentiality with respect to the tendering direction by such Participant and such directions shall be held in confidence and shall not be divulged or released to any person including the Company or any director, officer, employee or agent of the Company, it being the intent of this provision to ensure that the Company (and its directors, officers, employees and agents) cannot determine the tendering direction given by any Participant. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee and the Plan Administrator may prescribe. A Participant who has directed the Trustee to tender or exchange the Allocated Shares in his Account may, at any time prior to the tender or exchange offer withdrawal date, or such earlier date as established by the Trustee and the Plan Administrator, instruct the Trustee to withdraw, and the Trustee shall withdraw, such Allocated Shares from the tender or exchange offer prior to the withdrawal deadline. The Trustee and the Plan Administrator may impose reasonable limits on the number of instructions to tender or exchange or withdraw which a Participant may give to the Trustee. The Trustee shall sell, offer to sell, exchange or otherwise dispose of the Allocated Shares with respect to which it has received directions to do so under this Section 9.3 and which have not been withdrawn. The proceeds of a disposition directed by a Participant shall be allocated to such Participant's Account. To the extent to which Participants do not instruct the Trustee or do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the Allocated Shares, such Participants shall be deemed to have directed the Trustee that such Allocated Shares remain in the Participant's Account subject to all provisions of the Plan.

                  The Plan Administrator shall make the determination whether to sell, offer to sell, exchange or otherwise dispose of the Unallocated Shares and direct the Trustee with respect to the disposition of such Unallocated Shares. The proceeds of a disposition of Unallocated Shares shall be held by the Trustee in the Food Lion Stock Fund maintained as part of the Trust Fund.

                  (d) Obligations of the Company - The Company shall use its reasonable best efforts, in conjunction with the Plan Administrator and the Trustee, to cause to be delivered to each Participant on a timely basis all proxy materials, tender or exchange materials, notices and information as are furnished to the Company's stockholders in respect of the exercise of voting rights, and tender or exchange rights associated with Company Stock, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to the Allocated Shares. Any Trustee shall prominently note that a failure to return a form to direct the tender or exchange of Allocated Shares within a specified reasonable period of time shall be deemed to be a direction to the Trustee not to tender or exchange such Allocated Shares.

                  (e) Compliance with Court Order - Notwithstanding the foregoing provisions of this Section 9.3, the Trustee, after consultation with the Plan Administrator, shall have the right to change or modify its actions hereunder to the extent such change or modification is mandated by the terms of any valid order of a court of competent jurisdiction.

                                   ARTICLE X
                           DESIGNATION OF BENEFICIARY

                  The Participant's entire interest in the Plan at his death, if any, shall be paid to such Participant's surviving spouse (if such spouse is then living) unless prior to the Participant's death, the spouse consents in a writing witnessed by a Plan representative or a notary public to permit the Participant to designate a person other than the spouse as the Participant's Beneficiary. This provision shall not apply where it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be permitted by the regulations. The Plan Administrator shall provide to each Participant a written explanation of the Participant's spouse's right to waive the surviving spouse benefits described in this Article X.

                  Subject to the foregoing, each Employee becoming a Participant hereunder shall designate in writing, in such form and manner as shall be prescribed by such rules and regulations as the Plan Administrator may promulgate in this connection, a Beneficiary or Beneficiaries of any interest under this Trust which may be payable with respect to such Participant in the event of his death before or after retirement, or otherwise after termination of Employment, which designation may include the designation of an alternate Beneficiary or Beneficiaries. Subject to the spousal consent requirements above and also to such rules and regulations as the Plan Administrator may promulgate, a Participant may from time to time change such designation of Beneficiary or Beneficiaries (or alternate Beneficiary or Beneficiaries). In the event benefits become payable upon the death of a Participant and no Beneficiary has been properly designated as above provided, or if the designated Beneficiary or Beneficiaries shall have predeceased him, such benefits shall be payable in full to the surviving spouse of the Participant, and if he has no surviving spouse, to the Participant's estate.

                                   ARTICLE XI
                                 ADMINISTRATION

                  11.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration - The Fiduciaries shall have only those specified powers, duties, responsibilities and obligations as are specifically given them under this Plan and the Trust Agreement. In general, the Employer shall have the sole responsibility for making the contributions provided for under Articles III and V, and the Company shall have the sole authority to appoint and remove the Trustee, the Committee and any Investment Manager or Managers which it may select to provide for managing all or any portion of the Trust, and to amend or terminate, in whole or in part, this Plan and Trust. The Plan Administrator shall have the sole responsibility for the administration of the Plan and the Trustee shall have the sole responsibility for management of the assets held under the Trust (except where an Investment Manager has been appointed and subject to the right of Participants to direct the investment of their Accounts), all as more specifically provided hereinafter and in the Trust Agreement. Each Fiduciary may rely upon any direction, information or action of another Fiduciary in the exercise of the latter's respective powers, duties, responsibilities and obligations hereunder, as being proper under this Plan and the Trust Agreement, and shall not be required under this Plan and the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

                  11.2 Appointment of Administrative Committee - The Plan shall be administered by the Company, or if the Board so elects, an Administrative Committee consisting of at least three but not more than five persons appointed by the Board. In the event a Committee is appointed to administer the Plan, the following rules shall apply. Any member of such Committee may be removed at any time by action of the Board and resign at any time by giving notice in writing to the Board of his resignation. In the event of the removal or resignation of a member of the Committee, a new member thereof shall be designated by the Board. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their service for the Committee. The President of the Company (or in the event of the President's inability or failure to act, any Vice President) shall certify in writing to the Trustee, as promptly as practicable after any change of the Committee the names of the persons then serving as the Committee. The Trustee shall be entitled to rely on the names so certified as being the authorized and acting Committee until notified of any change by subsequent certification.

                  11.3 Claims Procedure - The Plan Administrator shall have the exclusive discretionary power to construe and interpret the Plan and the power to determine all questions that may arise thereunder including, but not limited to, (i) the eligibility of individuals to participate in the Plan, including factual determinations regarding an individual's status as an Employee, which determinations shall be reviewed under an arbitrary and capricious standard,

(ii) the amount of benefits to which any Participant or Beneficiary may become entitled hereunder, and (iii) any situation not specifically covered by the provisions of the Plan, and the Plan Administrator's decisions on such matters shall be final and binding on all parties. If a request for a Plan distribution by a Participant or Beneficiary is wholly or partially denied, the Plan Administrator, or the designated party, will provide such claimant a comprehensive written notice setting forth:

                  (a) The specific reason or reasons for such denial;

                  (b) Specific reference to pertinent Plan provisions on which the denial is based;

                  (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) A description of the Plan's claim review procedure. The review procedure is available upon written request by the claimant to the Plan Administrator within 60 days after receipt by the claimant of written notice of the denial of the claim and includes the right to examine pertinent documents and submit issues and comments in writing to the Plan Administrator. The decision on review will be made within 60 days after receipt of the request for review unless circumstances warrant an extension of time not to exceed an additional 60 days and shall be in writing and drafted in a manner calculated to be understood by the claimant, and include specific reasons for the decision with references to the specific Plan provisions on which the decision is based.

                  11.4 Records and Reports - The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants, service, Account balances and the percentage of such Account balances which are nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; annual reports to the Department of Labor; and such other documents or reports as may be required by ERISA. The Employer shall from time to time make available to the Plan Administrator such information with respect to the Employees, their dates of employment, their compensation, and other matters as may be necessary or desirable in connection with the performance by the Plan Administrator of its duties with respect to the Plan. The Plan Administrator shall, in turn, furnish to the Trustee such information and such rulings and decisions as the Trustee may require or may request in connection with its performance of its duties as Trustee of the Trust Fund hereby created.

                  11.5 Other Plan Administrator Powers and Duties - The Plan Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                  (a) the discretionary power to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder and any such construction, interpretation or decision shall be final, binding, and conclusive on all persons;

                  (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

                  (c) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

                  (d) to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

                  (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (f) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee (or any Investment Manager), and to make such recommendations to the Trustee and take such actions as allowed in the Trust Agreement as it deems advisable;

                  (g) to appoint or employ individuals or other parties to assist in the administration of the Plan and any other agents it deems advisable, including accountants and legal and actuarial counsel;

                  (h) to designate or employ persons to carry out any of the Plan Administrator's fiduciary duties or responsibilities under the Plan; and

                  (i) subject to the provisions of Section 9.3, to direct the Trustee as to the voting of stock held in the Trust Fund established hereby, or as to any other actions that may be appropriate with respect thereto (such as participation in reorganizations, etc.); provided that in the absence of any such direction, the Trustee shall have the right to vote such stock and take such other actions in its sole discretion.

                  The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

                  11.6 Rules and Decisions - The Plan Administrator may adopt such by-laws, rules and regulations as it deems necessary, desirable, or appropriate, provided that same shall not be inconsistent with or contrary to the express terms of this agreement. All such by-laws, rules, regulations and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal or actuarial counsel of the Employer, or the Trustee.

                  11.7 Committee Procedures - The Committee may act at a meeting or by unanimous written consent without a meeting. The Committee shall elect one of its members as

Chairman, appoint a Secretary, who may or may not be a Committee Member, and advise the Trustee of such actions in writing. The Secretary shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. A quorum of the Committee shall consist of not less than two-thirds (2/3) of the members thereof and a majority vote of those present shall control all matters acted upon at a meeting of the Committee. A dissenting Committee Member, who, within a reasonable amount of time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing and delivers such writing to the other Committee Members, the Employer and the Trustee, shall not be responsible for any such action or failure to act.

                  11.8 Authorization of Benefit Payments - The Plan Administrator shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

                  11.9 Application and Forms for Benefits - The Plan Administrator may require a Participant or Beneficiary to complete and file with the Plan Administrator an application for a benefit and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished it, including but not limited to, the Participant's current mailing address. To the extent the Plan Administrator uses electronic mechanisms to implement "paperless administration" with respect to notices, consents, voluntary tax withholding, enrollment, contribution elections, beneficiary designations, and rollover elections, such paperless administration shall be implemented in accordance with regulations and other guidance promulgated by the Internal Revenue Service and the Department of Labor.

                  11.10 Payment for Benefit of Disabled or Incapacitated
Person - Whenever, in the Plan Administrator's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Plan Administrator may direct the Trustee to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the of the Plan.

                  11.11 Notices to Trustee - All notices from the Plan Administrator or any Investment Manager to the Trustee shall be in writing, and the Trustee may rely thereon in carrying out its duties and responsibilities hereunder.

                  11.12 Indemnification - The Employer shall indemnify each member of the Committee for any liability, assessment, loss, expense or other cost, of any kind or description whatsoever, including legal fees and expenses, actually incurred by a member an account of any action or proceeding, actual or threatened, which arises as a result of being a member of the Committee provided such action or allegation does not arise as a result of the member's own negligence, willful misconduct or lack of good faith.

                                  ARTICLE XII
                              AMENDMENT OF THE PLAN

                  The Company, through resolutions adopted by the Board, shall have the right at any time by an instrument in writing, duly executed and acknowledged and delivered to the Trustee, to modify, alter or amend this Plan in whole or in part, provided, however, that the duties, powers and liability of the Trustee hereunder shall not be substantially modified without its written consent and provided further that any benefits which have actually accrued and become payable hereunder shall not be affected thereby. No amendment shall be made which shall cause or authorize any part of the Trust Fund to revert or be refunded to the Employer or to be used for or diverted to purposes other than the exclusive and sole benefit of the Participants or their Beneficiaries (other than such part as is required to pay taxes and expenses of administration). The Company, through resolutions adopted by the Board, shall have the limited right to amend this Agreement at any time, retroactively or otherwise, in such respects and to such extent as may be necessary to qualify it under existing and applicable laws and regulations so as to permit the full deduction for tax purposes of the Employer's contributions made hereunder, and if and to the extent necessary to accomplish such purpose may by such amendment, to the extent permitted by ERISA and the Code, decrease or otherwise affect the rights of Participants to benefits which have actually accrued and become payable hereunder, any provision herein to the contrary notwithstanding.

                  No amendment to the Plan shall reduce a Participant's Account balance or eliminate an optional form of distribution except to the extent permissible under ERISA and Code sections 411, 412, or any other relevant Code section, or regulations issued under ERISA or the Code. No amendment to the Plan shall have the effect of decreasing a Participant's Account or Vested Interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

                                  ARTICLE XIII
             DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION OF PLAN

                  13.1 Intention to Continue Plan - The Plan herein provided for has been established by the Employer with the bona fide intention that it shall be continued in operation. However, the Employer, through resolutions adopted by its Board of Directors, reserves the right at any time to discontinue contributions or to terminate the Plan.

                  13.2 Termination or Partial Termination of Plan - Should the Employer, through resolutions adopted by its Board of Directors, decide to terminate or partially terminate the Plan, the accounts of all Participants affected thereby, shall become fully vested and nonforfeitable. The Trustee shall be notified of any termination or partial termination in writing and shall proceed at the direction of the Plan Administrator to liquidate the assets of the Trust Fund. Upon termination of the Plan by an Employer, the Employer shall not thereafter make any further' contributions under the Plan, and no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Employer, except as provided in this Article XIII or except as amounts may become payable under the Plan as a result of such Participants continuing their' participation in the Plan as a result of being employed by other participating Employers. To the maximum extent permitted by ERISA, transfers, distributions or other dispositions of assets of the Plan as provided in this Article XIII shall constitute a complete discharge of all liabilities under the Plan. Promptly upon any such termination the Trustee shall
(i) pay any due and accrued expenses and liabilities of the Trust and any expenses involved in the termination of the Plan and appropriately adjust, as may be required, all Accounts of Participants for such expenses and charges;
(ii) appropriately adjust, as of the date of such termination, the Employer Contribution Accounts of Participants who are then Employed by the Employer to which the termination applies, (treating, for this purpose, any Participant whose Employment had previously terminated, but who had not yet incurred a Break in Service prior to such date, as having incurred a Break in Service immediately prior to such date); and (iii) adjust for income, gains and losses in the Trust Fund to such termination date in the manner described in Section 5.2 hereof as if such termination date was an Annual Valuation Date. The interest of each such Participant who is then Employed by such Employer in the adjusted `amount then credited to his Employer Contribution Account shall be nonforfeitable as of such date. The full current value of each adjusted Account shall be paid from the Trust Fund to the Participant for whom such Account is maintained in such manner of distribution specified in Section 6.6 hereof and at such time or times as the Plan Administrator shall in its sole discretion determine.

                  In the event of a partial termination of the Plan, the payments, adjustments and distributions described above shall also be made, but only with respect to the portion of the Plan being terminated.

                  Termination or partial termination of the Plan shall not affect the payment of benefits, in accordance with Article VI hereof, from the Trust Fund except as specifically provided herein, nor shall such funds thereafter be divested by reason of any provision. hereof.

                  13.3 Discontinuance of Contributions - In the event of a complete discontinuance by the Employer of the contributions to be made by it hereunder, the Accounts of Participants shall be treated, and the rights of Participants shall be, as if the Plan was terminated as contemplated under Section 13.2 immediately above on the effective date of such discontinuance or the date such discontinuance is deemed to have been effective, including, but not limited to, nonforfeitability of all amounts credited to the Employer Contribution Accounts of Participants who are then Employed by such Employer.

                  The mere suspension of a contribution for a year or years during which the Employer earns profits shall not in itself be deemed a discontinuance within the meaning of this Section 13.3, unless such suspension shall be deemed to have ripened into a discontinuance under the applicable provisions of the Code, any valid regulations promulgated thereunder or any rulings properly interpreting and applying same.

                  13.4 Internal Revenue Service Approval - Notwithstanding the foregoing, the Trustee shall not be required to make any distribution from the Trust in the event the Plan is terminated or contributions are completely discontinued until such time as the Internal Revenue Service shall have determined in writing that such termination or discontinuance will not adversely affect the prior qualification of the Plan.

                                  ARTICLE XIV
                                  MISCELLANEOUS

                  14.1 Participants' Rights; Acquittance - Except to the extent required by law as in effect and applicable hereto from time to time, neither the establishment of the Trust hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or Employee thereof, or the Trustee or the Committee except as herein provided; nor shall any Participant have any legal right, title or interest in this Trust or any of its assets, except in the event and to the extent that benefits may actually accrue to him hereunder, and the same limitations shall be applicable with respect to death benefits which may be payable to the Beneficiaries of the Participant. Under no circumstances shall the terms of Employment of any Participant be modified or in any way affected hereby. This Plan and the Trust Agreement shall not constitute a contract of Employment nor afford any individual any right to be retained in the employ of the Employer.

                  14.2 Spendthrift Clause - To the extent permitted by law, Participants are prohibited from anticipating, encumbering, alienating or assigning any of their rights, claims or interest in this Trust or in any of the assets thereof, and no undertaking or attempt to do so shall in any way bind the Plan Administrator or the Trustee or be of any force or effect whatsoever. Furthermore, to the extent permitted by law, no such rights, claims or interest of a Participant in this Trust or in any of the assets thereof shall in any way be subject to such Participant's debts, contracts or engagements, nor to attachment, garnishment, levy or other legal or equitable process. Provided, however, anything to the contrary herein notwithstanding, to the extent permissible under applicable law, a Participant's interest hereunder is subject to all bona fide and existing debts owed by such Participant to the Plan and Trust, if any, and upon such Participant or the Beneficiary of such Participant becoming entitled to receive payment of any benefit hereunder, the Trustee, if it shall, prior to disbursement have received certified notice or confirmation from the Plan Administrator in such form as it may reasonably require of the fact and amount of such indebtedness, shall pay first from the benefits so payable the amount of such indebtedness to the Plan and Trust with the remainder, if any, being payable as otherwise provided herein.

                  In any action or proceeding involving the Trust Fund, or any property constituting part or all thereof, or the administration thereof, the Employer, the Plan Administrator, and the Trustee shall be the only necessary parties and no Employees or former Employees of the Employer or their Beneficiaries can any other person having or claiming to have an interest in the Trust Fund or under the Plan shall be entitled to any notice or service of process.

                  Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Plan Administrator and all persons having or claiming to have any interest in the Trust Fund or under the Plan.

                  The foregoing provision against the assignment of a Participant's right in the Plan shall not apply in the case of a qualified domestic relations order which is determined by the Plan Administrator to meet the requirements of section 414(p) of the Code.

                  14.3 Participation of Affiliated Employers and Their Employees - With the written consent of the Company, an Affiliated Employer may become a party to this Plan and become an adopting Employer pursuant to authorization by its Board of Directors. In the event an adopting Employer does so become a party, it shall contribute to the Plan, and its Employees shall be entitled to benefits thereunder, in accordance with its terms, subject to the following special provisions:

                  (a) The contribution of each adopting Employer shall be determined separately by its Board of Directors under Section 4.1 hereof.

                  (b) In computing the Service of a person who is in the employ of more than one of the adopting Employers at the same time, the period of Service of such person with any of the adopting Employers shall be counted, and a transfer of an Employee from the Employment of one adopting Employer to the Employment of another shall not interrupt his Service, nor shall such a transfer constitute a termination of Employment under the terms of this Plan.

                  (c) The contribution of each adopting Employer shall be allocated among its Employees separately from the contributions of the others in accordance with the provisions of Section 5.3. Net increases and decreases in the value of the Trust Fund resulting from increases or decreases in the value of the assets of the Trust and earnings and losses shall be allocated among all Participants under the Plan as a group in accordance with the provisions of
Section 5.2. Participants who are Employees of one or more adopting Employers shall have separate accounts with respect to their participation as an Employee of each such adopting Employer.

                  (d) In the event of a transfer of any Participant from the Employment of one adopting Employer to the Employment of another, his Account shall be considered and treated thereafter as the Account of a Participant who is an Employee of the adopting Employer to which he is transferred.

                  In the event of such a transfer, the Participant transferred shall share in the next annual contribution of each of such adopting Employers on a pro rata basis, based upon the amount of wages or salary earned with each such Employer during its fiscal year in which the transfer takes place.

                  14.4 Successor Employer - In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Employer under the Plan.

                  14.5 Transfer of Plan Assets - In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

                  (a) Each Participant would, if either this Plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated;

                  (b) Resolutions of the Board of Directors of the Employer of the affected Participants, shall authorize such. transfer of assets, and, in the case of the new or successor Employer of the affected Participants, its resolutions shall include an assumption of liabilities with -respect to such Participant's inclusion in the new Employer's plan; and

                  (c) Such other plan and trust are qualified under sections 401(a) and 501(a) of the Code.

                  14.6 Delegation of Authority by Employer - Whenever the Employer under the terms of this Plan is permitted or required to do or perform any act or matter or thing it shall be done and performed by any officer thereunto duly authorized by the Board.

                  14.7 Construction of Agreement - This Plan and the Trust Agreement shall be construed according to the laws of the State of North Carolina, and all provisions hereof shall be administered according to, and its validity and enforceability shall be determined under the laws of such state, except where pre-empted by ERISA.

                  14.8 Headings - The headings of Articles, Sections and Subsections are for ease of reference only and shall in no wise be construed to limit or modify the detailed provisions hereof.

                  14.9 Compliance With Distribution Method and Timing Regulations - Notwithstanding any other provision of this Plan, if, and solely to the extent that, any provision of the Plan becomes a material violation of Code sections 401 or 411 as an impermissible restriction on an individual's rights with respect to the timing or method of any alternative form of benefit, then such Plan provision(s) shall thereafter be construed and administered in a manner which grants to each Participant or his Beneficiary(ies), as applicable, such additional rights, and only such additional rights, as will satisfy such Code sections.

                  14.10 Qualification of Plan as Condition - This Plan is based upon the condition subsequent that it shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Federal Internal Revenue Code and regulations issued thereunder with respect to employees' profit sharing plans and trusts so as to permit, among other incidents to such qualified plans, the Employer to deduct for income tax purposes the amount of its contributions to the Plan as set forth herein, and so that such contributions will not be taxable at the time of contribution to the Participants as income. Therefore, if, when this Plan is submitted for qualification and approval by the Internal Revenue Service, the Internal Revenue Service rules that the Plan does not meet the requirements of the Internal Revenue Code for qualification for the purposes specified in the preceding sentence and the deficiencies precluding qualification may not be corrected by amendment effective as of the Effective Date of this Plan, then regardless of any other provision herein contained, this agreement shall be and become null and void ab initio.

                                   ARTICLE XV
                            TOP-HEAVY PLAN PROVISIONS

                  15.1 Application - In the event that the Plan is determined to be a Top-Heavy Plan as hereinafter defined, this Article XV shall become effective as of the first day of the Plan Year in which the Plan is a Top-Heavy Plan.

                  15.2 Definitions -

                  (a) Annual Compensation - Compensation as determined according to section 414(q)(7) of the Code.

                  (b) Key Employee - During any year that the Plan is a Top-Heavy Plan, a Participant who is a Key Employee within the meaning of section 416 of the Code, including any Employee, former Employee or Beneficiary of an Employee or former Employee who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

                           (i) an officer of the Employer whose Annual
Compensation is greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for any Plan Year, provided that Employees described in section 414(q)(8) of the Code shall be excluded;

                           (ii) 1 of the 10 employees having Annual Compensation
of more than the dollar limitation in section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of section 318 of the Code) the largest interest in the Employer;

                           (iii) a one percent (1%) owner of the Employer having
Annual Compensation from the Employer of more than $150,000; or

                           (iv) a five percent (5%) owner of the Employer.

                  Ownership shall be determined according to section 416(i)(1)(B) of the Code. For purposes of (i) above, no more than fifty (50) Employees (or if less, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers. For purposes of (ii) above, if two Employees have the same ownership interest, the Employee with the higher Annual Compensation shall be treated as having the larger interest. An Employee who is not a Key Employee shall be a non-Key Employee.

                  (c) Minimum Contribution - For a Plan Year, the lesser of three percent (3%) of a Participant's compensation (within the meaning of section 415 of the Code) or a percentage of a Participant's compensation equal to the percentage at which contributions are made (or required to be made) under the Plan and all other plans required to be aggregated under section 416(g)(2) of the Code, (i.e., each plan maintained by the Employer in which a Key Employee is a Participant and all other plans maintained by the Employer which enable the plans in which a Key Employee is a Participant to meet the requirements of section 401(a)(4) and section 410) for the Key Employee for whom such percentage is highest. The percentage of a Key Employee's compensation at which contributions are made shall be determined by dividing the contributions for each such employee by so much of his compensation for the Plan Year as does not exceed the Annual Compensation Limit then in effect.

                  (d) Top-Heavy Plan - A plan that is required in such year to satisfy the requirements of section 416 of the Code because the aggregate of the accounts of all Key Employees in the Plan exceeds sixty percent (60%) of the aggregate of the accounts of all Participants in the Plan, such determination to be made in accordance with the procedures described in section 416(g) of the Code and the regulations thereunder as of the Annual Valuation Date immediately preceding such Plan Year (or in the case of the first Plan Year, as of the last day of such Plan Year) (the "determination" and "valuation" date) and shall include distributions made in the last five years. The account balance of any Participant who has not performed any services for the Employer in the last five years shall not be taken into account. For purposes of determining whether the Plan is a Top-Heavy Plan, the Plan shall be aggregated with all other plans maintained by the Employer which are required to be aggregated with the Plan in order for the Plan to meet the requirements of sections 401(a)(4) and 410 of the Code, and all other plans maintained by the Employer in which a Key Employee is a Participant (the "Required Aggregation Group"). In addition, the Plan may also be aggregated with any other plans maintained by the Employer (the "Permissive Aggregation Group"), so long as such aggregation would not prevent the aggregated group from satisfying the requirements of Code sections 401(a)(4) and 410.

                  15.3 Allocation of Minimum Contribution - For any year in which the Plan is a Top-Heavy Plan, the Minimum Contribution as defined in
Section 15.2(c) hereof shall be made to the account of each Participant who is a non-Key Employee, unless the Minimum Contribution for the Participant is made under another defined contribution plan maintained by the Employer. Such Minimum Contribution shall be made to the Employer Contribution Account of each non-Key Employee Participant who has not separated from service on the last day of such Plan Year without regard to such Participant's Hours of Service during such Plan Year and without regard to such Participant's Annual Compensation for such Plan Year. Such Minimum Contribution shall be made without consideration of the Employer's contributions under section 3111 of the Code.- The Employer and Committee shall determine under which plan a Participant shall receive the Minimum Contribution if the Employee is a Participant in more than one plan maintained by the Employer.

                  15.4 Vesting - If for any Plan Year or Years the Plan is a Top-Heavy Plan, the schedule in Section 6.5 shall be replaced with the following vesting schedule in accordance with section 416(b) of the Code:

                   YEARS OF SERVICE
                      PERCENTAGE                    VESTED PERCENTAGE               FORFEITED
                   ----------------                 -----------------               ---------

                      Less than 3                           0%                         100%
                       3 or more                          100%                           0%

                  If the Plan ceases to be a Top-Heavy Plan, the vesting
schedule in this Section 15.4 shall revert to the schedule contained in Section 6.5; provided that any portion of the accrued benefit that was nonforfeitable before the Plan ceases to be a Top-Heavy Plan shall remain nonforfeitable, and further provided that if any Participant who has three (3) or more Years of Service at the time the Plan ceases to be a Top-Heavy Plan shall have the right to elect during the Election Period (as hereinafter defined) to continue to have his Vested Interest determined in accordance with the vesting schedule contained in this Section 15.4.

                  For the purposes of this Section 15.4, Years of Service shall include service prior to the Effective Date, and shall include service during the Election Period. The Election Period shall be the period during which such Participants may make such vesting schedule election and shall begin on the date of the adoption of the amendment which changes the vesting schedule and shall end on the later of:

                           (i) The date which is 60 days after the adoption of
the amendment which changes the vesting schedule;

                           (ii) The date which is 60 days after the effective
date of the amendment which changes the vesting schedule; or

                           (iii) The date which is 60 days after the date, such
Participant is notified in writing of the amendment which changes the vesting schedule.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officers and its corporate seal to be hereunto affixed as of the day and year first above written.


(CORPORATE SEAL)                        KASH 'N' KARRY FOOD STORES, INC.

ATTEST:

By: /s/ G. LINN EVANS                   By: /s/ DARRELL JOHNSON
   -----------------------------           ---------------------------
   Title: Assistant Secretary              Title: Vice President Human Resources
         ------------------------                -------------------------------

                             FIRST AMENDMENT TO THE
        PROFIT-SHARING RETIREMENT PLAN OF KASH N' KARRY FOOD STORES, INC.

                                       I.

         Section 1.30 of the Profit-Sharing Retirement Plan of Kash n' Karry Food Stores, Inc. (the "PLAN") is hereby amended by inserting the word "and" between "Profit-Sharing" and "Retirement" so that Section 1.30 reads as follows:

         "1.30 Plan - The profit sharing plan as set forth herein, as amended and/or restated from time to time. The Plan shall be known as the Profit-Sharing and Retirement Plan of Kash n' Karry Food Stores, Inc."

                                       II.

         Article III of the Plan is hereby amended by adding the following as
Section 3.9:

         "3.9 Trust to Trust Transfers - The Plan, subject to the approval of the Committee, may accept a transfer of assets from another qualified retirement plan sponsored by an Affiliated Employer for the benefit of a former employee of such Affiliated Employer who becomes an employee of the Company. The Plan shall not accept any direct or indirect transfers from a plan which is subject to
Section 401(a)(11) of the Code.

         The Committee may direct the Trustee to transfer the assets credited to the Account of a Participant or Former Participant to another employer's retirement plan, provided immediately prior to the transfer, the transferee plan contains a provision permitting such transfer and is qualified under Section 401(a) of the Code and the related trust is exempt under Section 501(a) of the Code."

                                      III.

         Section 5.4 of the Plan is hereby amended by adding the following as subsection (c):

         "(c) Payment of Plan Expenses - Forfeitures may be used, at the Plan's discretion, to reduce the Plan's ordinary and necessary administrative expenses for the Plan Year prior to becoming available for allocation pursuant to Section 5.3."

                                       IV.

         Section 6.5(c) of the Plan is hereby amended to read as follows:

         "(c) Time of Payment - Except as provided in Section 6.5(d), if a Participant terminates employment after attaining age 60 or due to his death, or terminates employment for any reason and consents to immediate distribution of his benefit in accordance with Section 6.5(e), distribution of his Vested Interest shall be made as soon as administratively feasible following the Participant's termination of service and, if applicable, consent to distribution.

         Benefits shall be payable in accordance with Section 6.6. Pending commencement of payment therefor, the amount so payable shall be maintained as provided in Section 6.7 hereof. Such payment shall be made to and accepted by the Participant in full and final satisfaction and settlement of any and all of his claims and rights under the Plan and in the Trust Fund.

         In the event a former Participant entitled to benefits under this
Section 6.5 dies before such benefits shall have been paid in full, then the balance of such interest standing to his credit in his Account as of the date of his death shall be payable to the Beneficiary or Beneficiaries designated by him or to those specified in Article X, in accordance with the provisions hereof applicable to the payment of death benefits after retirement."

                                       V.

         Section 6.5(e) of the Plan is hereby amended to read as follows:

         "(e) If upon termination of Employment, a Participant's Vested Interest in his Account exceeds $5,000 and such termination is prior to age 60 and is not on account of death, no distribution shall be made to the Participant until such time as the Participant consents to such distribution, attains age 60, or dies. No more than 90 days and no less than 30 days before the date as of which the Participant would be entitled to receive a distribution of his Account, the Participant shall be provided with a notice explaining his rights with regard to such distribution of his Account. No consent by a Participant to a distribution shall be valid unless it is received after the Participant receives the notice described in the preceding sentence and not more than 90 days before the date as of which the Participant receives the distribution."

                                       VI.

         Section 6.14(c) is hereby amended to read as follows:

         "(c) (i) A Participant who is an Employee and has attained age 59 1/2 may make withdrawals from the Contribution Accounts listed in paragraph (ii) below.

              (ii) The withdrawal amount shall come only from the Vested Interest of the Participant's Accounts, in the following priority order with the exception that the Participant may instead choose to have amounts taken from his or her After-Tax Account first:

                   Rollover Account
                   Before-Tax Account
                   Employer Matching Account
                   Profit Sharing Account
                   Employer Contribution Account
                   After-Tax Account

              (iii) The maximum number of withdrawals permitted from these Accounts after age 59 1/2 in any 12-month period is one.

              (iv) A withdrawal from a Participant's Account after age 59 1/2 shall not affect his or her ability to make further Contributions."

                            SECOND AMENDMENT TO THE
      PROFIT-SHARING AND RETIREMENT PLAN OF KASH N' KARRY FOOD STORES, INC.

         Section 9.3(c) of the Plan is amended so that the last sentence of the first paragraph of Section 9.3(c) is deleted and replaced with the following sentence:

         The Administrative Committee shall provide direction to the Trustee with respect to any Allocated Shares for which the Trustee has not otherwise received instructions or valid directions from Participants.